                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                   POST-EFFECTIVE AMENDMENT NO. 1 TO FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           Marc Pharmaceuticals, Inc.
                ------------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

Delaware                         2834                       13-4169954
------------------------------ ---------------------------- --------------------
(State of Jurisdiction of      (Primary Standard Industrial (I.R.S. Employer
Incorporation or Organization) Classification Code Number)  Identification No.)

                 350 Bedford Street, Stamford, Connecticut 06901
                                 (203) 352-8817
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          (Address and Telephone Number of Principal Executive Offices)

                 350 Bedford Street, Stamford, Connecticut 06901
      -------------------------------------------------------------------
                    (Address of Principal Place of Business)

                           Robert M. Cohen, President
                           Marc Pharmaceuticals, Inc.
                 350 Bedford Street, Stamford, Connecticut 06901
                                 (203) 352-8817
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            (Name, Address and Telephone Number of Agent for Service)

                                   Copies to:

                             Stephen Rosenberg, Esq.
                            Ralph A. Siciliano, Esq.
                  Tannenbaum Helpern Syracuse & Hirschtritt LLP
                          900 Third Avenue, 12th Floor
                               New York, NY 10022
                              Phone: (212) 508-6700
                            Facsimile: (212) 371-1084

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d)
under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE



========================================================================================================================
                                                                                 Proposed Maximum      Amount 0f
Title Of Each Class Of             Dollar Amount      Proposed Maximum           Aggregate             Registration
Securities To Be Registered (1)    To Be Registered   Offering Price Per Unit    Offering Price        Fee(3)

------------------------------------------------------------------------------------------------------------------------

Units                                  $5,000,000           $.25 per unit             $5,000,000           $633.50
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value (2)                       $0               $.22 per share                $0                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock class A redeemable
warrants (2)                               $0              $.01 per warrant               $0                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value, Issuable on
Exercise of class A redeemable        $10,000,000           $.50 per share            $10,000,000           $1,267
warrants
------------------------------------------------------------------------------------------------------------------------
Common Stock class B redeemable
warrants (2)                               $0              $.01 per warrant               $0                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value, Issuable on
Exercise of class B redeemable        $20,000,000          $1.00 per share            $20,000,000           $2,534
warrants
------------------------------------------------------------------------------------------------------------------------
Common Stock class B redeemable
warrants (2)                               $0              $.01 per warrant               $0                  --
------------------------------------------------------------------------------------------------------------------------
Common Stock,
$.0001 par value, Issuable on
Exercise of class B redeemable        $20,000,000          $1.00 per share            $20,000,000           $2,534
warrants
========================================================================================================================


(1)  This registration statement also covers an indeterminate number of shares of Marc Pharmaceuticals, Inc.'s common stock, par value $.0001 per share, that may be issuable by reason of stock splits, stock dividends or other adjustment provisions of the respective warrants in accordance with Rule
     416 under the Securities Act of 1933, as amended.

(2)  Included in units for the purpose of calculating the registration fee.

(3)  These Registration fees were paid with filing of original Registration
     Statement.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                   PROSPECTUS

                           MARC PHARMACEUTICALS, INC.

     This Post-Effective Amendment No. 1 has been prepared to provide current information to the holders of warrants to purchase our common stock in order to assist them in making the decision of whether or not to exercise their warrants.
This Post-Effective Amendment No. 1 should be read in conjunction with our prospectus, and particularly the risk factors described in the prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus or this Post-Effective Amendment No. 1.
Any representation to the contrary is a criminal offense.

                                TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----

                                  RISK FACTORS

         AN INVESTOR SHOULD BE ABLE TO BEAR A COMPLETE LOSS OF ITS INVESTMENT IN
THE COMPANY AND SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER
RISK FACTORS IN OUR PROSPECTUS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE
DECIDING TO INVEST IN OUR SHARES.

BECAUSE OF OUR CURRENT FINANCIAL POSITION, THERE IS SUBSTANTIAL DOUBT ABOUT OUR
ABILITY TO OPERATE AS A GOING CONCERN

         We completed a public offering of 2,910,000 units in February 2005 for a total gross proceeds of $727,500. We spent most of the funds raised to pay off debt and accounts payable and used the balance for working capital. As a result, as of March 31, 2005 and December 31, 2004, we had a working capital deficiency of ($1,514,244) and ($1,359,500) respectively, and a stockholders' capital deficiency of ($1,493,864) at March 31, 2005 and ($1,334,620) at December 31,
2004. These conditions raise substantial doubt about our ability to operate as a going concern. Our accountants have discussed this risk in the independent auditor's report included in the financial statements contained in this prospectus. We continue to operate as a going concern and need additional funds to operate.

         Therefore, we are currently raising up to $275,000 through a best efforts private offering to accredited investors for a maximum of 2,750,000 shares of our common stock at $.10 per share. These shares of common stock will be issued and have been issued in reliance on the exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended. Even if the entire amount is raised, we will not have sufficient funds to carry out our immediate business pan. Even if the entire amount is raised, we will not have sufficient funds to carry out our immediate business plan and we will still need to raise additional funds in the next 12 months.

         In addition, even if all of the warrant holders exercise their warrants, there still may not be enough funds for us to carry out our immediate business plan. Even though our common stock is tradable, if the warrant holders exercise their warrants, the shares that they receive may be worthless if we are unable to continue our business.

WE ARE IN AN EARLY STAGE OF PRODUCT DEVELOPMENT AND THERE ARE UNCERTAINTIES
AFFECTING OUR BUSINESS AND CONCERNING THE DEVELOPMENT OF OUR PRODUCTS; WE MAY
NEVER EARN A PROFIT

         We are at an early stage of development, and the successful commercialization of any products will require significant further research, development, testing and regulatory approvals and additional investment. We have entered into a license agreement, as amended, with Cornell Research Foundation,
Inc. and research agreements with Weill Medical College of Cornell University under which we are developing derivatives of a chemotherapeutic agent which have shown early promise in combating cancer and treating HIV and AIDS. No other activities have been conducted, except for due diligence concerning patentability and other matters. Substantially all of our resources have been, and for the foreseeable future will continue to be, dedicated to the development of pharmaceutical products which are still in the early stages of development and testing, for the prevention, diagnosis and treatment of cancer, HIV, AIDS and possibly in the future, if we have the funds, for other similar diseases.

         The development of our product candidates is subject to the following risks of failure:

         a. we may not be able to maintain rights to our product candidates;

         b. the technologies used by us may prove to be ineffective or any or all of our product candidates may prove to be unsafe or otherwise fail to receive necessary regulatory approvals;

         c. the product candidates, if safe and effective, may be difficult to manufacture on a large scale or uneconomical to market;

         d. we may not secure all proprietary patient rights to protect our products from competitors;

         e. the proprietary rights of third parties may preclude us or our collaborators from making, using or marketing the products utilizing our technologies; or

         f. third parties may market superior or equivalent products.

         The commercial success of our products, if any, when and if approved for marketing by the FDA, and our ability to earn a profit, will depend upon their acceptance by the medical community and third party payors as clinically useful, cost-effective and safe.

WE HAVE $700,000, PLUS INTEREST, IN DEBT WHICH WE HAVE NOT REPAID; THESE NOTES
ARE SENIOR TO THE HOLDERS OF OUR COMMON STOCK

         On July 18, 2002, in consideration for a loan, we issued a promissory note to Joel San Antonio, the Chairman of our Board, in the principal amount of
$350,000, bearing interest at the rate of 15% per annum. The note matured on
August 17, 2002 and the maturity date was extended various time and currently the note has a maturity date of September 30, 2005. We have repaid $225,000 of this loan.

         Commencing in November 2003 through June 2004, we borrowed $800,000 by issuing 11 promissory notes each bearing interest at a rate of 20% per annum, and each due with interest one year from the date issued. We repaid $225,000 of these loans as follows: One note for $25,000 was fully repaid without interest and the interest was agreed to be paid on September 30, 2005; as to the other note for $500,000, $200,000 was repaid and the balance and interest was agreed to be paid by June 25, 2005. Maturity dates on the other notes that became due were extended until September 30, 2005.

         These obligations are senior in position to our equity holders and interest will continue to accrue until they are paid in full.

OUR PRINCIPAL STOCKHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS OWN OVER 70% OF OUR
COMMON STOCK, WHICH WILL ALLOW THEM TO CONTROL OUR MANAGEMENT AND TO PREVENT A
CHANGE OF CONTROL

         Our directors, officers, and other major stockholders beneficially own collectively over 70% of our outstanding common stock, which will allow them to control the vote on all matters requiring stockholders approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may delay or prevent a change in control even if beneficial to our stockholders.

WE MAY COMPETE FOR THE TIME AND EFFORTS OF OUR OFFICER AND DIRECTORS

         Our officer and directors are also officers and directors of other companies, and we may have to compete with the other companies for their time, attention and efforts.

THERE ARE UNCERTAINTIES ASSOCIATED WITH PRECLINICAL AND CLINICAL TESTING; OUR
DRUGS MAY NOT BE PROVEN TO BE SAFE OR EFFECTIVE

         The grant of regulatory approvals for the commercial sale of our cancer and HIV/AIDS product candidates will depend in part on us and/or our collaborators successfully conducting extensive preclinical and clinical testing to demonstrate their safety and efficacy in humans. The results of preclinical studies by us and/or our collaborators may be inconclusive and may not be indicative of results that will be obtained in human clinical trials. In addition, results attained in early human clinical trials relating to the products under development by us may not be indicative of results that will be obtained in later clinical trials. As results of particular preclinical studies and clinical trials are received, we and/or our collaborators may abandon projects which we or they might otherwise have believed to be promising, some of which may be described in this prospectus.

REGULATORY BODIES MAY NOT PERMIT CLINICAL TRIALS AND, IF THEY DO NOT, WE WILL
NOT BE ABLE TO MARKET OUR PRODUCTS

         We are presently developing certain drugs on which we plan to file investigational new drug applications (INDs) with the Food and Drug
Administration (FDA) or make equivalent filings outside of the United States.
There can be no assurance that necessary preclinical studies on these products will be completed satisfactorily, if at all, or that we otherwise will be able to make our intended filings. Further, there can be no assurance that we will be permitted to undertake and complete human clinical trials of any of our potential products, either in the United States or elsewhere, or, if such trials are permitted, that such products will not have undesirable side effects or other characteristics that may prevent them from being approved or limit their commercial use if approved.

THERE ARE SIGNIFICANT RISKS ASSOCIATED WITH THE USE OF HUMAN TEST SUBJECTS; WE
MAY NOT BE ABLE TO ENGAGE SUFFICIENT SUBJECTS; OUR DRUGS MAY BE HARMFUL; TESTS
MAY BE SUSPENDED; WE MAY NOT BE ABLE TO MARKET OUR PRODUCTS

         The rate of completion of the human clinical trials involving our product candidates, if permitted, will be dependent upon, among other factors, the rate of patient enrollment. Patient enrollment is a function of many factors, including the size of the patient population, the nature of the protocol, the availability of alternative treatments, the proximity of eligible patients to clinical sites and the eligibility criteria for the study. Delays in planned patient enrollment might result in increased costs and delays, which could have a material adverse effect on us. We, our collaborators or the FDA or other regulatory agencies may suspend clinical trials at any time if the subjects or patients participating in such trials are being exposed to unacceptable health risks. In addition, clinical trials are often conducted with patients having the most advanced stages of disease. During the course of treatment, these patients can suffer adverse medical effects or die for reasons that may not relate to the product being tested, but which can nevertheless affect adversely any results generated from clinical trials.

TRIALS MAY NOT DEMONSTRATE THAT OUR PRODUCTS ARE SAFE OR USEFUL AND, IF THEY ARE
NOT, WE WILL NOT BE ABLE TO MARKET OUR PRODUCTS

         There can be no assurance that clinical trials of our products under development will demonstrate safety and efficacy at all or to the extent necessary to obtain regulatory approvals. Companies in the biotechnology industry have suffered significant setbacks in advanced clinical trials, even after obtaining promising results in earlier trials. Consequently, the period of time necessary to complete clinical testing and receive regulatory approval can be quite extensive and involve many years. Clinical trials involving our product candidates are likely to take longer to complete than clinical trials involving other types of therapeutics. The failure to adequately demonstrate the safety and efficacy of a therapeutic product under development could delay or prevent regulatory approval of the product and would have a material adverse effect on
us.

WE WILL NOT OURSELVES CONDUCT ANY TRIALS AND WE WILL THEREFORE HAVE MINIMAL
CONTROL OVER THESE TRIALS

         We and our management have no experience in conducting clinical trials.
We will rely on academic institutions and on clinical research organizations to conduct and monitor certain clinical trials. There can be no assurance that such entities will conduct the clinical trials successfully. In addition, certain clinical trials for our products may in the future be conducted by government-sponsored agencies. Because the conduct of such trials will be dependent on government participation and funding, we will have less control over such trials than if we were the sole sponsors thereof. As a result, there can be no assurance that these trials will commence or be completed as planned.

         Failure to commence or complete any of our planned clinical trials would prevent us from marketing the drugs to be tested.

THERE ARE RISKS RELATING TO POTENTIAL CORPORATE COLLABORATIONS; THEY MAY NEVER
BE ACHIEVED AND, IF THEY ARE, THEY MAY BE COSTLY AND THEY MAY REQUIRE US TO GIVE
UP A LARGE PORTION OF OUR INTEREST IN OUR PRODUCTS; THEY MAY NOT BE SUCCESSFUL;
WITHOUT A SUCCESSFUL CORPORATE COLLABORATION, WE MAY NOT BE ABLE TO COMPLETE
CLINICAL TESTING OR MARKET OUR PRODUCTS

         Our business strategy includes entering into collaborations or marketing and distribution arrangements with corporate partners, primarily pharmaceutical companies, for the development (including clinical development), commercialization, marketing and distribution of certain of our product candidates. No such arrangements presently exist. We may enter into a significant corporate collaboration or we may not be able to enter into any. If we are able to enter into a collaboration, the terms may be onerous and we may be compelled to give up a large portion of our interest in our products. We do not know at this time what the extent of such interest may be. We may be dependent on a corporate collaboration to fund clinical testing, to make certain regulatory filings and to manufacture and market products resulting from the collaboration. There can be no assurance that the arrangements with a corporate collaboration will be scientifically, clinically or commercially successful. Our product candidates will generate income for us only after significant preclinical and/or clinical development, the procurement of requisite regulatory approvals, the establishment of manufacturing capabilities and/or the successful marketing of the product.

         To the extent that we enter into an agreement with a collaborator and such collaborator breaches or terminates its agreements with us, or fails to conduct its collaborative activities in a timely manner, the commercialization of our product candidates may be adversely affected. There can be no assurance that our collaborative partners will not change their strategic focus or pursue alternative

technologies or develop alternative products either on their own or in collaboration with others, including our competitors, as a means for developing treatments for the diseases targeted by these collaborative programs. A reduction in sales efforts or a discontinuance of sales of any developed products by any collaborative partner could result in reduced revenues and have a material adverse effect on our business, financial position and results of operations.

WE DO NOT HAVE REVENUE AND OUR FUTURE PROFITABILITY IS UNCERTAIN BECAUSE IT IS
BASED UPON FACTORS WHICH WE MAY NOT CONTROL

         Our ability to achieve profitability is dependent in part on obtaining regulatory approvals for products and entering into agreements for commercialization of such products. There can be no assurance that such regulatory approvals will be obtained or such agreements will be entered into.
The failure to obtain any such necessary regulatory approvals or to enter into any such necessary agreements could delay or prevent us from achieving profitability and would have a material adverse effect on the business, financial position and results of our operations. Further, there can be no assurance that our operations will become profitable even if any product under development by us or any collaborators is commercialized.

WE HAVE A NEED FOR ADDITIONAL FINANCING AND WE ARE UNCERTAIN OF OUR ACCESS TO
CAPITAL FUNDING; IF WE CANNOT ACHIEVE FAVORABLE FINANCING, WE WILL NOT BE ABLE
TO ADEQUATELY TEST AND/OR MARKET OUR PRODUCTS

         Our development projects require substantial capital. We do not have committed external sources of funding for our projects. We will require substantial funds in addition to the net proceeds of our current $275,000 private offering to conduct development activities, preclinical studies, clinical trials and other activities relating to successful commercialization of our product candidates. We may not be able to obtain the additional funds we will require on acceptable terms, if at all. In addition, our cash requirements may vary materially from those now planned.

         If adequate funds are not available, we may be required to delay, reduce the scope of or terminate one or more or all of our programs; to obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products that we would otherwise seek to develop or commercialize ourselves; or to license the rights to such technologies, product candidates or products on terms that are less favorable to us than might otherwise be available. If we raise additional funds by issuing equity or debt securities, further dilution to stockholders may result and new investors could have rights superior to existing stockholders.

WE DEPEND ON AND ARE UNCERTAIN OF THE PROTECTION THAT MAY BE AFFORDED TO US AS A
RESULT OF OUR PATENTS AND PROPRIETARY RIGHTS; WE DO NOT NOW HAVE PATENT
PROTECTION THAT WILL PROTECT US AGAINST OTHERS FROM COPYING OUR TECHNOLOGY AND
WE MAY NEVER SECURE THIS PROTECTION. EVEN IF SUCH PROTECTION IS SECURED, IT MAY
NOT BE SUFFICIENT TO PREVENT COMPETITORS FROM MAKING, USING AND SELLING
TECHNOLOGY THAT IS THE SAME OR SIMILAR TO THE TECHNOLOGY BEING DEVELOPED BY US

         Except for one patent (under which we are licensed) that was granted by the U.S. Patent and Trademark Office on May 10, 2005, there can be no assurance that any patent applications owned by or licensed to us will result in patents being issued. If and when issued, these patents may not afford protection against competitors with similar technology. Although a patent has a statutory presumption of validity in the United States, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of the claims of the patent. There can be no assurance that present or future patents owned or licensed by us will not be successfully challenged in the future. The validity or enforceability of a patent after its issuance by the
Patent and Trademark Office can be challenged in litigation. The cost of patent litigation is substantial. If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent without payment or permission of the patent owner. There can be no assurance that patents protecting our products will not be infringed or successfully avoided through design innovation.

OTHER GROUPS MAY HAVE DEVELOPED SIMILAR INVENTIONS AND WE MAY, THEREFORE, BE AT
A COMPETITIVE DISADVANTAGE

         Other groups may have claimed discoveries similar to the inventions covered by patent applications relating to our products. These groups may have made their discoveries prior to the discoveries covered by patent applications relating to our products and may have filed their patent applications prior to patent applications relating to our products. Such prior inventions and patent applications could impede or prevent the grant of patents on the patent applications relating to our products. We do not expect to know for several years the relative strength of the patent position relating to our products as compared to these other groups.

COMPANIES, UNIVERSITIES AND RESEARCH INSTITUTIONS MAY BE RESEARCHING AND TRYING
TO DEVELOP PRODUCTS THAT ARE SIMILAR TO OURS

         Competition in the pharmaceutical industry is intense. We face competition from many companies and major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting preclinical studies and clinical trials and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities substantially greater than ours. There can be no assurance that our competitors have not developed or will not develop technologies and products that are safer or more effective than any being developed by us or which would render our technology and products obsolete and noncompetitive, and our competitors may succeed in obtaining FDA approval for products more rapidly than
us. We will face competition from companies marketing existing products or developing new products for diseases targeted by our technologies.

WE MAY NOT HAVE ACCESS TO APPROPRIATE MANUFACTURING CAPABILITIES AND RELIANCE ON
OTHERS MAY HURT OUR CHANCES TO SUCCESSFULLY MARKET OUR PRODUCTS

         In order to successfully commercialize our product candidates, we and/or our collaborators must be able to manufacture our products in commercial quantities, in compliance with regulatory requirements, at acceptable costs and in a timely manner. The manufacture of the types of biopharmaceutical products being developed by us presents several risks and difficulties. Manufacture of our products for commercialization will require utilizing third party contract manufacturers at a significant cost to us. In employing third party manufacturers, we will not control the manufacturing process. We may not be able to obtain from third party manufacturers adequate supplies in a timely fashion for commercialization. Commercial quantities of any such products, if approved for marketing, may not be available from contract manufacturers at acceptable costs. The cost of manufacturing certain products may make them prohibitively expensive.

OUR PRODUCTS AND WE ARE SUBJECT TO GOVERNMENT REGULATIONS AND THERE IS NO
ASSURANCE OF REGULATORY APPROVAL OR THAT REGULATORS MAY NOT DETERMINE TO STOP
ANY OF OUR ACTIVITIES

         Our products and we are subject to comprehensive regulation by the FDA in the United States and by comparable authorities in other countries. These national agencies and other Federal, state, and local entities regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, manufacture, labeling, marketing, export, storage, record keeping, advertising, and promotion of our products.

         Among other requirements, FDA approval of our products, including a review of the manufacturing processes and facilities used to produce such products, will be required before such products may be marketed in the United
States. The process of obtaining FDA approvals can be costly, time consuming, and subject to unanticipated delays and we have had only limited experience in filing and pursuing applications necessary to gain regulatory approvals. We currently estimate that it can take approximately 6 years for our current licensed products to receive FDA approval, if ever granted. Such approvals may not be granted on a timely basis, or at all. Moreover, even if FDA approval is granted, such approval may include significant limitations on indicated uses for which a product could be marketed.

         Both before and after approval is obtained, a product, its manufacturer and the sponsor of the marketing application for the product are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the preclinical and clinical testing process, the approval process, or post-approval marketing activities may result in various adverse consequences, including the FDA's delay in approving or refusal to approve a product, withdrawal of an approved product from the market, and/or the imposition of criminal penalties against the manufacturer and/or the holder of the marketing approval for the product. In addition, later discovery of previously unknown problems relating to a marketed product may result in restrictions on such product, manufacturer, or the holder of the marketing approval for the product, including withdrawal of the product from the market.
Also, new government requirements may be established that could delay or prevent regulatory approval of our products under development. We are also subject to numerous and varying foreign regulatory requirements governing the design and conduct of clinical trials and the manufacturing and marketing of our products.
The foreign regulatory approval process may include all of the risks associated with obtaining FDA approval set forth above, and there can be no assurance that foreign regulatory approvals will be obtained on a timely basis, if at all.

WE DEPEND ON THIRD PARTIES WITHOUT WHOSE PARTICIPATION WE WILL NOT BE
SUCCESSFUL; WE MAY NOT HAVE THE NECESSARY PARTICIPATION

         We currently rely and intend to continue to rely heavily on third parties for a variety of functions, including certain functions relating to research and development, manufacturing, clinical trials management and regulatory affairs.

         There can be no assurance that we will be able to establish and maintain any new relationships on terms acceptable to us, that we can enter into these arrangements without undue delays or expenditures, or that these arrangements will allow us to compete successfully against other companies.

WE LACK SALES AND MARKETING EXPERIENCE AND WILL LIKELY RELY ON THIRD PARTY
MARKETERS

         If FDA and other approvals are obtained with respect to any of our products, we expect to market and sell our products through distribution, co-marketing, co-promotion or licensing arrangements with third parties. We have no experience in sales, marketing or distribution of pharmaceutical products and our current management and staff is not trained in these areas. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing and sale of our products, any revenues received by us will be dependent on the efforts of third parties. If any of such parties were to breach or terminate its agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of product candidates would be delayed or terminated.

OUR LICENSES REQUIRE SUBSTANTIAL PERFORMANCE ON OUR PART TO REMAIN EFFECTIVE,
INCLUDING THE PAYMENT OF SUBSTANTIAL SUMS; IF WE LOSE A LICENSE, WE WILL LOSE
THE RIGHT TO DEVELOP AND MARKET THE DRUG WHICH IT COVERS

         Our possible success is dependent in part on obtaining, maintaining and enforcing patent and other proprietary rights. Under our current agreements with
Cornell Research Foundation, Inc. and Weill Medical College of Cornell
University, we obtained worldwide, exclusive licenses under certain patent applications relating to the preparation of betulinol derivatives and conjugates of such derivatives with antibodies for use in the treatment of cancer and for the treatment of HIV and AIDS. If we have funds to do so, we will seek to acquire additional such licenses in the future. We are required to make substantial cash payments and achieve certain milestones and requirements, including, without limitation, filing INDs, obtaining product approvals and introducing products, to maintain our rights under these licenses. There is no assurance that we will be able to make required cash payments when due or achieve the milestones and other requirements. If we do not, we will risk the loss of our licenses and our right to develop and market our product candidates.
Termination of any of such licenses could result in us being unable to continue development of our product candidates and production and marketing of approved products, if any. Consequently, termination of any of the licenses would have a material adverse effect on the business, financial condition and results of our operations.

WE MAY NEED ADDITIONAL LICENSES IN THE FUTURE AND IF WE DO NOT ACHIEVE THEM WE
MAY NOT BE ABLE TO MARKET OUR PRODUCTS

         We may not retain all rights to developments, inventions, patents and other proprietary information resulting from any collaborative arrangements, whether in effect as of the date hereof or which may be entered into at some future time with third parties. As a result, we may be required to license such developments, inventions, patents or other proprietary information from such third parties, possibly at significant cost to us. Our failure to obtain any such licenses could have a material adverse effect on the business, financial condition and results of our operations. In particular, the failure to obtain a license could prevent us from using or commercializing our technology.

OUR TECHNOLOGY MAY CONFLICT WITH PATENTS OWNED BY OTHERS AND WE MAY BE FORCED TO
DISCONTINUE OUR PRODUCTS OR TO PAY OUT SUBSTANTIAL SUMS

         There may be patent applications and issued patents belonging to competitors that may require us to redesign, revise, or reconstruct our products, pay licensing fees or cease certain activities. If our products conflict with patents that have been or may be granted to competitors, universities or others, such other persons could bring legal actions against us claiming damages and seeking to enjoin

manufacturing and marketing of the affected products. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms or at all. Failure to obtain a license could prevent us from making, using or marketing our products or technology. There is significant litigation in the biopharmaceutical industry regarding patent and other intellectual property rights. Any litigation involving us could require dedication of substantial resources and could have a material adverse effect on our business, financial position and results of operations.

OUR OTHER INTELLECTUAL PROPERTY RIGHTS MAY NOT BE STRONG ENOUGH TO PROTECT US
AND WE MAY, THEREFORE, BE SUBJECT TO OTHERS APPROPRIATING OUR RIGHTS

         In addition to patents, patent applications and licenses, we will also rely on unpatented technology, trade secrets and information. No assurance can be given that others will not independently develop substantially equivalent information and techniques or otherwise gain access to our technology or disclose such technology, or that we can meaningfully protect its rights in such unpatented technology, trade secrets and information. We will require each of our employees, consultants and advisors to execute a confidentiality agreement at the commencement of an employment or consulting relationship with us. The agreements will generally provide that all inventions conceived by the individual in the course of employment or in providing services to us and all confidential information developed by, or made known to, the individual during the term of the relationship shall be our exclusive property and shall be kept confidential and not disclosed to third parties except in limited specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for our information in the event of unauthorized use or disclosure of such confidential information.

WE ARE DEPENDENT UPON SCIENTIFIC PERSONNEL NOT EMPLOYED BY US AND THE LOSS OF
THEIR SERVICES MAY IMPAIR OUR ABILITY TO SUCCEED TO DEVELOP OUR DRUGS

         We are dependent upon certain key scientific personnel who are not employed by us, including the principal investigator with respect to our current product candidates. The loss of the investigator's services could have a materially adverse effect on us, unless a qualified replacement could be found.
We have no control over whether our principal investigator or other scientific personnel will choose to remain involved with our projects. These individuals are not bound by contract to us nor employed by us. They might move on to other research.

WE MAY NOT BE ABLE TO ATTRACT AND RETAIN QUALIFIED PERSONNEL EITHER AS EMPLOYEES
OR AS CONSULTANTS AND, WITHOUT SUCH PERSONNEL, WE MAY NOT BE SUCCESSFUL IN OUR
PRODUCT DEVELOPMENT

         Competition for qualified employees among companies in the biopharmaceutical industry is intense. Our future success depends upon our ability to attract, retain and motivate highly skilled employees. Our present management recently hired two consultants that are experienced in the development of pharmaceutical products. Retaining and attracting desirable employees or consultants will require us to offer competitive compensation packages, including stock options. In order to successfully commercialize our products, we must substantially expand our personnel, particularly in the areas of clinical trial management, regulatory affairs, business development and marketing. There can be no assurance that we will be successful in hiring or retaining qualified personnel. Managing the integration of new personnel and our growth generally could pose significant risks to our development and progress. The addition of such personnel may result in significant changes in our utilization of cash resources and our development schedule.

THERE IS SUBSTANTIAL UNCERTAINTY RELATED TO HEALTH CARE REFORM MEASURES AND
REIMBURSEMENT BY MANAGED HEALTH CARE ORGANIZATIONS AND IT IS POSSIBLE THAT
ADVERSE DEVELOPMENTS IN EITHER AREA WOULD IMPEDE OUR ABILITY TO MARKET OUR
PRODUCTS

         In recent years, there have been numerous proposals to change the health care system in the United States. Some of these proposals have included measures that would limit or eliminate payments for certain medical procedures and treatments or subject the pricing of pharmaceuticals to government control.
Significant changes in the health care system in the United States or elsewhere might have a substantial impact on the manner in which we conduct our business.
Such changes also could have a material adverse effect on our ability to raise capital. Furthermore, our ability to commercialize products may be adversely affected to the extent that such proposals have a material adverse effect on the business, financial condition and profitability of other companies that are our collaborators or prospective collaborators.

         In addition, if government and third party payors for uses of our products do not provide adequate coverage and reimbursement levels, the market acceptance of such products would be adversely affected.

WE MAY BE EXPOSED TO PRODUCT LIABILITY RISKS AND MAY HAVE LIMITED INSURANCE
AVAILABLE

         Our business will expose us to potential product liability risks which are inherent in the testing, manufacturing, marketing and sale of human vaccine and therapeutic products, and there can be no assurance that we will be able to avoid significant product liability exposure. Product liability insurance for the biopharmaceutical industry is generally expensive, if available at all. We have obtained product liability insurance coverage in the amount of $1,000,000 per occurrence, subject to a $10,000,000 aggregate limitation. However, there can be no assurance that our insurance coverage is now or will continue to be adequate as we further develop products. In addition, our license and development agreements require us to obtain product liability insurance and it is possible that license and collaborative agreements that we may enter into in the future may also include such a requirement. There can be no assurance that in the future adequate insurance coverage will be available in sufficient amounts or at a reasonable cost, or that a product liability claim or recall would not have a material adverse effect on us.

WE MAY USE HAZARDOUS MATERIALS THAT MAY SUBJECT OUR COMPANY TO LIABILITY

         Our research and development work and manufacturing processes may involve the use of hazardous, controlled and radioactive materials. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and certain waste products. Although we and our contractors will maintain safety procedures for handling and disposing of such materials that we and they believe comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In such event, we could be held liable for any damages that result and any such liability could exceed our resources. There can be no assurance that we will not be required to incur significant costs to comply with environmental laws and regulations, or that our operations, business or assets will not be materially or adversely affected by current or future environmental laws or regulations.

                                       10

WE MAY BE REQUIRED TO COMPLY WITH RULES REGARDING ANIMAL TESTING AND THIS MAY
LIMIT THE SUCCESS OF OUR TESTING PROGRAM

         The research and development efforts sponsored by us involve laboratory animals. We may be adversely affected by changes in laws, regulations or accepted procedures applicable to animal testing or by social pressures that would restrict the use of animals in testing or by actions against us or our collaborators by groups or individuals opposed to such testing.

RISKS RELATING TO OUR SECURITIES

COMMON STOCK UNDERLYING THE WARRANTS IS A "PENNY STOCK;" BECAUSE "PENNY STOCK"
RULES WILL APPLY, YOU MAY FIND IT DIFFICULT TO SELL THE SHARES YOU PURCHASE WHEN
YOU EXERCISE YOUR WARRANT.

         A "penny stock" is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the Securities and Exchange Commission. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stock and you are likely to have difficulty selling your shares of our stock.

THE WARRANTS THAT ARE OUTSTANDING ARE EXERCISABLE DURING A PERIOD THAT CONTINUES
FOR SEVERAL YEARS AND IF THE CURRENT REGISTRATION STATEMENT DOES NOT CONTINUE IN
EFFECT THE WARRANTS MAY NOT BE EXERCISABLE.

         The class A redeemable warrants may be exercised at any time from
August 12, 2004 for a period of 5 years and the class B redeemable warrants may be exercised at any time from August 12, 2004 for a period of 7 years. We intend to keep our registration statement current so long as any of the warrants are outstanding. However, if a current registration statement is not in effect, you will not be able to exercise either of the warrants contained in the units.

THE RIGHT TO EXERCISE THE WARRANTS MAY BE LOST IF WE CALL THE WARRANTS

         We have the right to call the class A warrants at a price of $.001 per warrant if our common stock trades for at least 5 consecutive days at $.75 per share. We also have the right to call the class B warrants at a price of $.001 per warrant if our common stock trades for at least 5 consecutive days at $1.25 per share. Unless a warrant holder exercises his warrant at the time it is called, he will lose his right to exercise the warrant. An investor may not be able or willing to exercise his warrant at that time.

THE NUMBER OF SHARES AVAILABLE IN THE MARKETPLACE WILL FAR EXCEED THE NUMBER OF
SHARES TO BE SOLD UPON EXERCISE OF THE WARRANTS

         We currently have 287,685,000 shares issued and outstanding, 2,910,000 of which are currently freely tradeable. The 283,650,000 share can not be sold until August 12, 2005, but

                                       11

thereafter will be tradeable pursuant to Rule 144 of the Act and, therefore, the number of shares available in the marketplace will far exceed the number of shares to be sold upon exercise of the warrants.

                                       12

                           OUR OUTSTANDING SECURITIES

         As of May 23, 2005, we had outstanding:

         o 287,680,000 shares of our common stock, par value $.0001 per share;

         o 2,910,000 class A warrants;

         o 5,820,000 class B warrants;

         o 232,800 placement agent warrants to purchase units consisting of
           (x) one share of our common stock, (y) one class A warrant to purchase one share of our common stock exercisable at $.50, and two (2) class B warrants each to purchase one share of our common stock excercisable at $1.00, at a purchase price of $.3125 per unit.

         The common stock, class A warrants and class B warrants are each quoted on the Over-The-Counter Bulletin Board and trade, respectively, under the symbols MPMA, MPMAW and MPMAZ.

                            SUMMARY OF FINANCIAL DATA

         The following tables set forth certain of our summary financial data.
You should read this information together with the financial statements and the notes to the financial statements appearing elsewhere in this prospectus.



                                                                                         For the Three
Statement of Operations Data:                                For the Year Ended          Months Ended
-----------------------------                                 December 31, 2004         March 31, 2005
                                                              -----------------         --------------
                                                                  (audited)               (unaudited)
                                                                  ---------               -----------

Revenues                                                            $-0-                     $-0-
Loss from operations                                            $(1,333,060)              $(205,942)
Net loss                                                        $(1,476,389)              $(239,344)
Net loss attributable to stockholders                           $(1,476,389)              $(239,344)
Basic and diluted net loss per share                               $(0.01)                  $(0.00)
Weighted average shares outstanding used in
   basic and diluted net loss per share calculation

 Balance Sheet Data:                                          December 31, 2004         March 31, 2005
-------------------                                           -----------------         --------------
                                                                  (audited)               (unaudited)
                                                                  ---------               -----------
Cash                                                               $40,136                  $17,290
Working capital (deficiency)                                    $(1,359,500)             $(1,514,244)
Total assets                                                       $72,212                  $41,545
Total liabilities                                                $1,406,832               $1,535,409
Total stockholders' capital deficiency                          $(1,334,620)             $(1,493,864)


                    NOTE REGARDING FORWARD LOOKING STATEMENTS

         This prospectus contains forward-looking statements that involve substantial known and unknown risks and uncertainties. In some cases you can identify these statements by forward-looking

                                       13

words such as "anticipate," "believe," "estimate," "expect," "intend," "may,"
"plans," "project," and similar expressions. You should read statements that contain these words carefully because they discuss the development stage in which we are operating; our lack of revenues; our ability to continue as a going concern; our possible need for additional financing; the uncertainty of market acceptance of our products once introduced; competition; technological obsolescence; patentability of our products; ability to not violate others'
rights; dependence on key personnel, as well as other factors detailed in "Risk
Factors" above and elsewhere in this prospectus. Before you invest in our company, you should be aware that the occurrence of the events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, results of operations and financial position and, thus, on your investment.

                                 USE OF PROCEEDS

         The proceeds from the sale of shares of our common stock upon exercise of all the class A warrant, if at all, will be $1,455,000 which used for the repayment of all or a portion of our debt in the amount of $700,000, plus interest, for HIV sponsored research, prepare for filing on an IND, patent and legal expenses, and other operating expenses.

         The proceeds from the sale of shares of our common stock upon exercise of all the class B warrant, if at all, will be $5,820,000 which will be used for the above mentioned expenses and for clinical trials of our products and acquire license to other products.

                                 CAPITALIZATION

         The following table sets forth our total capitalization as of March 31,
2005.

Long-term Obligations                                                 $0
Stockholders' capital deficiency: common stock, $.0001           $28,656
     par value, 750,000,000 shares authorized,
     286,560,000 shares issued and outstanding
Additional paid-in capital                                    $1,684,069
Deficit accumulated in development stage                     $(3,206,589
Total stockholders' capital deficiency                       $(1,493,864)
Total capitalization                                         ($1,493,864)

                            OUR COMPANY AND BUSINESS

BACKGROUND

         Marc Pharmaceuticals, Inc. is a start-up development stage pharmaceutical company focusing on the development and commercialization of innovative products for the treatment of cancer, HIV, AIDS and other diseases.
We maintain an informational web site which can be found at
www.marcpharmaceuticals.com. The information in our web site is not a part of this prospectus.

                                       14

         We were incorporated in the State of Delaware on February 21, 2001 with an authorized capital of 750,000,000 shares of common stock, each with a par value of $.0001, of which 286,560,000 shares are issued and outstanding.

FINANCING HISTORY

         202,700,000 shares of common stock have been issued at a purchase price of $.0001 per share to our founders.

         Between June 30, 2001 and June 30, 2002, we issued 450,000 shares of our common stock, at a purchase price of $.0001 per share to six persons for payment for administrative services rendered in conjunction with our organization in February 2001.

         In June 2002, we raised $300,000 for operations by issuing 60,000,000 shares of our common stock at a purchase price of $.005 per share.

         On July 18, 2002, in consideration for a loan, we issued a promissory note to Joel San Antonio, our Chairman of the Board, in the principal amount of
$350,000, bearing interest at the rate of 15% per annum. The note matured on
August 17, 2002 and the maturity date was extended various times and currently the note has a maturity date of September 30, 2005. As consideration for the extension of the note on one occasion we issued Mr. San Antonio 5,000,000 shares of its common stock. No additional consideration was granted for the additional extensions. We have repaid $225,000 of this loan.

         Between August 2002 and September 2003, we raised an additional
$750,000 for operations issuing 15,000,000 shares of our common stock at a purchase price of $.05 per share.

         In January 2004 we issued 500,000 shares of our common stock to an individual when he joined our Board of Directors.

         Commencing in November 2003 through June 2004, we borrowed $800,000 for operations by issuing 11 promissory notes each bearing interest at a rate of 20%
per annum, and each due with interest one year from the date issued. These notes were offered to all accredited individuals, all but one whom were stockholders of Mare at the time they were offered these notes. We did not seek investors outside of our stockholders and a few other individuals who are longstanding business associates of our officer. We repaid $225,000 of these loans as follows: One note for $25,000 was fully repaid without interest and the interest was agreed to be paid by September 30, 2005; as to another note for $500,000,
$200,000 was repaid and the balance and interest was agreed to be paid by June
25, 2005. Maturity dates on the other notes that became due were extended until
September 30, 2005.

         On March 19, 2004 we filed a Form SB-2 Registration Statement with the
Securities and Exchange Commission, file no. 333-113734, to raise up to
$5,000,000. The effective date of our initial public offering was August 12,
2004. The IPO commenced on that date and closed on February 15, 2005. The IPO was a best efforts offering with no required minimum amount to be raised. Hudson
Securities, Inc., formerly known as Wien Securities Corp. was the placement agent for the IPO. Through the IPO, we offered 20,000,000 units, at a purchase price of $0.25 per unit. Each unit consisted of one share of common stock,
$.0001 par value, one class A warrant to purchase a share of common stock at
$.50 per share and one class B warrant to purchase a share of common stock at
$1.00 per share. We sold 2,910,000 units for a total of $727,500 raised. $58,200 in commissions was

                                       15

paid to the placement agent and a $6,969 fee was paid to establish an IPO escrow account leaving net proceeds of $640,506. We used the $640,506 as follows:
$142,500 to repay a portion of the research and development agreements, $225,000 to repay a portion of our debt, $231,134 for accounting and legal fees and other costs of the offering, and $41,872 to pay general operating expenses. $21,825 in non-accountable expense is still owed to the Placement Agent.

         We began a best efforts private offering to accredited investors in
April 2005 for a maximum of 2,750,000 shares of our common stock at $.10 per share, a total of $275,000. As of May 23, 2005, we sold 1,125,000 shares of our common stock to 18 accredited investors for a total of $112,500. These shares of common stock issued and that will be issued were and will be issued in reliance on the exemption from registration provided by Rule 506 of the Securities Act of
1933, as amended.

          Even if the entire amount is raised, we will not have sufficient funds to carry out our immediate business plan and we will still need to raise additional funds in the next 12 months.

         To date we have had no sales and no revenues. We are uncertain as to when, if ever, we will generate revenues, but we will not earn significant revenues until we either market or sell one of our product candidates, if that shall ever occur.

CURRENT PRODUCT CANDIDATES

         We are evaluating several product candidates that are derivatives of betulinol. Betulinol is a naturally occurring compound that is isolated from the outer layer of the bark of the white birch tree whose Latin name is Betula Alba.
It was first mentioned as an antiseptic more than 100 years ago. By altering a specific atom or group of atoms in a betulinol molecule, the resulting new molecule is known as a betulinol derivative. These derivatives are developed on our behalf at certain laboratory facilities at Cornell University that are dedicated to our research activity.

         One of the product candidates that we are evaluating is a betulinol derivative that can be attached (or conjugated) to an antibody to act as a site-directed chemotherapeutic agent to treat cancer. Such a combination is known as a conjugate. By attaching an anti-tumor agent to an antibody this can enable the conjugate to be delivered in a highly directed manner to cancer cells, avoiding healthy cells. This technique makes it possible to use a smaller quantity of the anti-tumor agent (which is targeted to the cancer cell) and to reduce the adverse impact of the anti-tumor agent on healthy cells. One of the biggest problems with current chemotherapies for cancer is the damage they cause to healthy cells. Based upon testing to date, this damage appears to be minimized by our first product candidate although no testing has yet been conducted in human subjects.

         Another product candidate that we are evaluating is a betulinol derivative which appears to be effective as an anti-HIV agent that could be used both systemically (i.e., as a general whole body therapy) as an AIDS therapy, or locally to inhibit the growth and transmission of HIV through sexual activity.

         Although there are preliminary indications that our compounds may be effective in treating cancer and HIV and AIDS, these compounds and their derivatives have not been proven effective in treating cancer or HIV and AIDS or in preventing HIV and AIDS. Furthermore these compounds and their derivatives have not yet been proven safe for administration to human beings.

         With respect to each of these products, we entered into an exclusive license agreement with Cornell University. Under this agreement we received exclusive licenses under certain patent

                                       16

applications pertaining to our products. Through two sponsored research agreements, we have engaged Cornell University to develop methods of attaching certain betulinol derivatives to antibodies targeted to cancer cells and for use in the treatment of HIV. We are currently considering whether to engage the services of one or more FDA approved Contract Research Organizations to assist in our product development activities.

CANCER THERAPEUTICS

         Our principal investigator at Cornell discovered certain derivatives of betulinol that were active against a wide array of malignant tumors. As with many chemotherapeutic agents, when employed in the high concentrations frequently required to be effective against cancer cells, these highly toxic drugs give rise to undesirable, and often severe, side effects. Based upon testing to date, this drawback appears to be overcome by our technology which couples the active anti-tumor agent (betulinol derivative) with an antibody targeted to a specific cancer (e.g., a monoclonal antibody) to form a conjugate, or an attachment of the two entities. In use, the antibody (which is designed to bind to specific cells in the body) acts to carry the active anti-tumor agent to the site of the tumor, thereby sparing other body tissues from the adverse effects of the anti-tumor agent. Although the concept of site directed chemotherapy is not new, only a few cancer-fighting drugs have been successfully coupled to antibodies. This technique may make it possible to achieve anti-tumor activity with lower doses of the anti-tumor agent and without many of the undesirable side effects customarily associated with chemotherapy.

         We are working toward bringing the betulinol derivatives and the betulinol conjugate therapy from a laboratory development to an approved human cancer treatment which will be protected under U.S. and international patent law and will be potentially viable for commercial exploitation. This will involve research including safety and efficacy testing in cancer cell lines and tumor transplants in mice prior to testing in humans, development of a successful human dosage form for the conjugate, and design and performance of the tests required for approval of the betulinol product by the regulatory authorities in the United States and elsewhere.

         Cancer is not a simple disorder, but is rather a set of different diseases, each of which is characterized by aberrations in cell growth and differentiation. The establishment and spread of a tumor is a function of its growth characteristics and its ability to suppress or evade the body's normal defenses, including surveillance and elimination of cancer cells by the immune system. Eradication of malignant cells which can spread to vital organs, leading to death, is central to the effective treatment of cancer.

         To date, the principal therapies for cancer have been surgery, radiation and chemotherapy. Despite recent advances in treatment, cures in many cancer areas continue to suffer from serious limitations. A significant drawback to conventional anti-cancer therapy is that hidden or residual disease is difficult or impossible to eliminate fully, which can lead to relapse. Surgery may be used to remove primary masses of some solid tumors; however, it cannot be used to remove widespread hidden disease. Conventional treatment with combination chemotherapy and radiation may not be capable of eradicating cancers completely because of inadequate potency at the tumor site resulting from limitations on drug or radiation doses due to potential side-effects to healthy tissues. Moreover, while more recently introduced biological drugs, such as interferons, have in some cases represented an improvement over traditional drug therapy, they have proven effective only on a limited basis and only in certain types of cancer and they have adverse side effects.

                                       17

         The use of chemotherapeutic agents in the treatment of cancer has become a routine procedure for the treatment of cancer, especially where the cancer has progressed to an advanced stage. Unfortunately, chemotherapeutic agents not only act on malignant cells but have adverse effects on the non-targeted cells as well, particularly on the rapidly proliferating cells of the gastrointestinal tract and bone marrow. When chemotherapeutics are administered in high concentrations, usually required to be effective in killing cancer cells, these poisonous drugs cause severe side effects. Our technology is designed to serve as a targeting system to deliver the chemotherapeutic betulinol derivative compound to treat cancer at a specific site in the body.
Our technology is designed to fulfill a need for chemotherapeutic agents and especially for site-directed chemotherapeutic agents.

         Currently, the technology includes a conjugate for prostate and testicular cancer and our principal investigator is developing other derivatives for use in treating cancer located in different organs such as the ovaries.

         Our principal investigator at Cornell reports that the cancer therapeutic has been tested exclusively in a simulated laboratory environment and in mice that are genetically bred to not be able to produce antibodies.
Antibodies are normally produced by living organisms such as humans and mice to combat the presence of dangerous conditions, such as cancer, which the organism discovers in itself. By utilizing these specially bred mice, the results of the cancer therapeutic may be measured without interference from the mouse's own antibodies.

         The investigators have transplanted prostate cancer cell cultures in the form of tumors into these mice by injection. They then injected the cancer therapeutic into the same mice. Results have been substantially consistent in showing that our licensed compound has killed the cancer cells while not affecting normal cells. To date, the cell cultures that have been introduced into the mice have been developed in the laboratory.

         Preliminary studies have shown that several of our candidate compounds are effective for treating prostate tumors. These preliminary studies have shown that most prostate cancer cells are killed after 10 days of treatment.
Additionally, no adverse effects on normal cells have been detected and the mice remain healthy during treatment with both normal and high doses of the drug. We have also conjugated one of our candidate compounds to various solubilizing agents. The conjugates have increased solubility in a pharmaceutically acceptable solvent and increased bioactivity. The ability to solubilize in a pharmaceutically acceptable solvent is an important property for a compound intended for administration to mammals as a pharmaceutical.

         During 2005, several additional investigatory processes will be conducted and additional data must be collected to reduce the risk of product failure at the early stage of the process. If they are successful and the commercial value of the product is expanded, we will file an investigative new drug application (IND) with the FDA in 2006. Then, we will be required to wait for FDA approval of the IND before additional testing is commenced.

HIV THERAPEUTICS

         Currently, there are three classes of anti-HIV drugs in clinical use, namely: (1) RT inhibitors such as AZT, (2) Protease inhibitors, and (3) fusion inhibitors. These drugs which are described below, are expensive, have adverse side effects and patients develop drug resistance. Our researchers have discovered that certain betulinol compounds have significant anti-HIV activity, which we hope could be used either systemically as an AIDS therapy for the whole body, or locally to inhibit the growth and transmission of HIV through sexual activity.

                                       18

         Human Immunodeficiency Virus (HIV), the virus that causes AIDS, has reached pandemic proportions in the world. Some one million people are infected with HIV in the U.S. alone and more than 40 million are infected worldwide. Each day approximately 12,000 adults and 1,800 children become infected. Currently, there are three classes of drug treatments for HIV, as stated above.1 However, these currently acceptable treatment drugs are limited by either their toxicity or the emerging drug-resistant strains of the virus. These drugs are costly, difficult to manufacture, and have adverse side effects. Patients also frequently develop drug resistance, and can no longer use the drug. Therefore, the search for new types of anti-HIV compounds is important.

         Betulinol derivatives, such as di-methyl ester, aldehyde and bi-acetate, were synthesized in Cornell University's laboratory in 1995-96. The laboratory found that these compounds have significant anti-HIV activity. On our behalf, the University intends to investigate in detail their spectrum of activity against HIV, against drug resistant HIV and to make an effort to determine their mechanism of action.

         Our researchers' ultimate goal is to determine the range of anti-viral effects utilizing various types of cells and define the mechanism of actions of these compounds, compare their activities to known anti-HIV drugs, and investigate potential synergy of these compounds with different classes of existing HIV drugs. These determinations and definitions will help characterize one or more derivatives as lead compounds in the development of an anti-HIV agent.

         The process and steps to be taken before filing the HIV therapeutic IND are similar in concept to those described for the cancer therapeutic products, bearing in mind the difference in disorders intended to be treated in each case.
However, since funding has only recently been provided by us to Cornell for research on the HIV drug, it is likely that the filing of an IND will occur, if at all, later in 2007.

MATERIAL AGREEMENTS

         LICENSE AGREEMENT

         On June 19, 2002 we entered into an exclusive license agreement with
Cornell Research Foundation, Inc., which is a wholly owned subsidiary of Cornell
University and holds all intellectual property rights developed by the faculty of Cornell University. (Weill Medical College is one of the schools of Cornell
University.) Under this license agreement we acquired the worldwide, exclusive license under certain U.S. and foreign patent applications covering certain betulinol derivatives, and their use to treat cancer as site-directed chemotherapeutic agents. One of the U.S. patent applications licensed from the
Foundation was granted as a U.S. Patent by the U.S. Patent and Trademark Office
on May 10, 2005. A second related U.S. patent application is pending in the U.S.
Patent and Trademark Office. The U.S. Patent and Trademark Office has begun substantive examination of this application. The last response to the examination was sent January 28, 2005. It is not possible to predict the precise timetable for the entire examination of a U.S. patent application. The U.S.
Patent and Trademark Office web site (WWW.USPTO.GOV) reports the average pendency of a patent application in the year 2003 was 26.7 months. There can be no assurance that any claims will be granted on the pending application. There are two counterpart European Patent applications related to these U.S.
applications (licensed to us by the Foundation). One of these has been granted as a

--------
1    Common HIV drug therapy includes cocktail drug regimen, which may utilize nucleoside analogs like 3'-azido-3'-deoxythymidine (AZT) 2',
     3'-dideoxyinosine (ddC) and 2',3'-dideoxycytidine.

                                       19

European Patent. The other European Patent application is currently pending before the European Patent Office. Additionally, three provisional patent applications have been filed at the U.S. Patent and Trademark Office. These applications are directed to methods of targeting prostate tumors and treating prostate cancer using our candidate compounds and to conjugates of the candidate compounds. We presently intend to ask the Foundation to convert these provisional patent applications into non-provisional U.S. patent applications in a timely fashion.

         Under an amendment to the License Agreement in July 2004, we have a worldwide, exclusive license under certain U.S. patent applications owned by the
Foundation covering certain betulinol derivatives for the treatment of HIV and
AIDS. We are also licensed under two provisional U.S. patent applications which disclose the anti-HIV activity of certain betulinol derivatives. We presently intend to ask the Foundation to convert these two provisional patent applications into non-provisional U.S. patent applications in a timely fashion.
The amended License Agreement also includes the non-exclusive right to use certain relevant technical information and know-how, as well as rights to certain future developments, if any. In addition to royalty fees described below, we have agreed to pay the Foundation up to an aggregate of $2,187,500 over the term of the agreement from the submission of an investigational new drug application (IND) to the U.S. Food and Drug Administration approval as follows:

Submission of an IND                                          $    50,000

Initiation of Phase I Clinical Trial                          $    62,500

Initiation of Phase II Clinical Trial                         $   125,000

Initiation of Phase III Clinical Trial                        $   200,000

FDA (or equivalent) Approval                                  $ 1,000,000

1 Year Anniversary from FDA (or equivalent) Approval          $   750,000

         To date we have paid the Foundation a license initiation fee of $50,000 for the cancer therapeutic and $50,000 for the HIV compound.

         We are required to pay the Foundation royalties equal to 7% of the net sales of the licensed product, less 50% of any royalties paid by us to a third party with respect to the sale of the product with respect to which such net sales were earned. However, in no event will the royalty payable to the
Foundation be less than 4%. We are also required to pay the Foundation a minimum annual royalty of $100,000 beginning in the contract year following the contract year in which the first sale of a licensed product occurs.

         Although it is impractical to predict when, or if, each of the milestones may be achieved, it is likely that FDA Approval, if it is ever achieved, will not occur until at least 2011.

         We have committed to the Foundation to spend an aggregate of
$10,000,000 by December 31, 2008 for the development of the technology.

                                       20

         We have the right to grant sublicenses under the license agreement with the Foundation with prior written approval by the Foundation.

         The term of the license agreement with the Foundation shall run until the licensed patent rights either (1) expire, (2) are finally adjudged or declared invalid or unenforceable by a non-appealable decision of a court or agency of competent jurisdiction or (3) become abandoned or unenforceable, whichever occurs first.

         Upon 60 days written notice to the Foundation, we may terminate the license agreement by (1) ceasing to sell the product, (2) terminating all sublicense agreements and causing all sub-licensees to cease selling the product and (3) paying funds then owed to the Foundation under the license agreement.

         Thus, we are not the owner of any of the patents or applications mentioned above but only have specified rights to these patents under the license agreement. Under certain circumstances the license (including its rights to practice under the patents) can be terminated by the Foundation. The
Foundation may terminate the license agreement on 10 days written notice if we
(1) are in default of payment of license fees, milestone payments, royalties, lost reimbursements or in providing any report to the Foundation; or (2) breach any provision of the license agreement and do not cure the default within 60 days after we receive written notice.

         The Foundation is solely responsible for the preparation, prosecution and maintenance of the patents for the products and we are responsible to reimburse the Foundation for all reasonable attorney's fees and expenses, official fees and any other charges incident to the preparation, prosecution and maintenance of the patents. However, our research will dictate the course that patent filings will take.

         SPONSORED RESEARCH AGREEMENTS

         CANCER THERAPEUTIC

         On June 19, 2002 we entered into a sponsored research agreement with
Weill Medical College of Cornell University under which we funded certain research relating to betulinol derivatives intended for use in treating cancer.
The research agreement has a 3-year term and may be extended or renewed by mutual written agreement. Under this agreement, we have agreed to pay a total of
$1,250,000 all of which we have already paid to the University.

         The University, through the principal investigator on the project, is responsible for conducting the research on the cancer therapeutic agents.

         If either party breaches the terms of the agreement, the non-breaching party may terminate the agreement upon written notice if the breaching party does not cure the breach within 60 days after receiving such written notice.
Either party may terminate the agreement for any reason upon 90 days prior written notice to the other party.

         We are responsible to procure and maintain an insurance policy of comprehensive general liability insurance in a minimum amount of $1,000,000 per incident and $10,000,000 annual aggregate for personal injury, bodily injury and property damage arising out of our performance under the agreement. Thus insurance is in place.

                                       21

         HIV THERAPEUTIC

         On January 22, 2004 we entered into a sponsored research agreement with
Weill Medical College of Cornell University under which we funded research relating to betulinol derivatives intended to be used to treat HIV/AIDS. The research agreement has a term of 3 years and may be extended or renewed by mutual written agreement. The agreement has been amended to end in October 2008.
Under the amended research agreement, we have agreed to pay a total of
$1,000,000 over the term of the agreement. We paid $75,000 in July 2004, $62,500 in November 2004, $10,000 in January 2005 and $40,000 in May 2005. The balance is payable in installments of $187,500 in July 2005, $312,500 in December 2005,
and $312,500 in December 2006.

         Under the agreement, the University, through the principal investigator, is responsible for conducting the research of the HIV therapeutic.

         If either party breaches the terms of the agreement, the other party may terminate the agreement upon written notice if the breaching party fails to cure such breach within 60 days after receiving such written notice. Either party may terminate the agreement for any reason upon 90 days prior written notice.

         We are responsible to procure and maintain an insurance policy of comprehensive general liability insurance in a minimum amount of $1,000,000 per incident and $10,000,000 annual aggregate for personal injury, bodily injury and property damage arising out of our performance under the agreement. This insurance is in place.

CONSULTING AGREEMENTS

         DR. BRIJ B. SAXENA

         On September 1, 2002 we entered into a 3-year consulting agreement with
Dr. Brij B. Saxena, a professor at Cornell University and the principal investigator for the cancer therapeutic and the HIV therapeutic. Under this agreement he performs certain consulting services for us with respect to matters related to scientific research in chemotherapy which will include attendance at meetings with prospective and current investors and with prospective and current business partners and general advice and consultation concerning the cancer therapeutic and our business and prospects. Under the consulting agreement, the investigator receives $1,000 per day for attendance at meetings at which management requires his presence. In fiscal 2004, 2003, and 2002 the investigator was paid $7,000, $3,000 and $5,000 respectively.

         DR. MICHAEL G. PALFREYMAN

         On April 1, 2005 we entered into a 1-year consulting agreement with Dr.
Michael G. Palfreyman to perform senior scientific Advisory and Development
Services as the Company may from time to time reasonably request. Mr.
Palfreyman's services shall relate to the betulinol derivatives research program currently being undertaken by Dr. Saxena, and include (a) review of ongoing research; (b) review and oversight of the Company's development of any future research and testing program; and (iii) review recommendations and oversight of outside contract research organizations which includes a focus towards IND approval and clinical trials. Under the consulting agreement, Mr. Palfreyman receives $2,500 per calendar month for 8 hours of work. Any compensation or additional hours worked by Mr. Palfreyman shall be agreed to by the parties in advance.

                                       22

PATENTS AND PROPRIETARY TECHNOLOGY

         Our policy is to maintain and protect our proprietary technology. Our proprietary technology includes inventions developed and owned by others under which we are licensed. Because we do not own these inventions (and any patents or patent applications for such inventions) and will only have rights to protect and sell them under the license agreements, we will be required to make substantial cash payments and to achieve certain milestones in order to maintain our licenses to the inventions. If we fail to make the required payments or achieve the milestones, we risk the loss of rights to these inventions and the right to develop and market our product candidates based on the inventions.
Furthermore, if patents for one or more of our inventions are not obtained or maintained, we may not be able to prevent competitors from developing and marketing products based on that invention.

         Our proprietary technology may, in the future, also include patent on inventions which we have conceived and own. We may in the future sponsor the development of an invention from inception with an independent laboratory as opposed to a government agency or educational institution, and, in such event, we will most likely own all rights to that invention. We intend to seek United
States patent protection for inventions owned by us, and we intend to file counterpart foreign applications for such inventions in order to protect the inventions in our important markets outside the U.S. Therefore, if this should occur, any patent protection for these inventions will be owned by us and it will be our responsibility to obtain and maintain any patents for the technology.

         Under our current license agreements with Cornell University, we have been granted worldwide, exclusive licenses under certain patent applications relating to the preparation of betulinol derivatives for use in the treatment of cancer and also of HIV and AIDS. The cancer treatment technology is the subject of four pending U.S. Patent Applications filed by Cornell Research Foundation,
Inc. in the United States Patent and Trademark Office. These applications claim compositions of matter, methods of production and methods of using betulinol derivatives and conjugates for the treatment of cancer. Counterparts to one of these applications are pending in the European and Canadian Patent offices.

         A need exists for chemotherapeutic agents and, in particular, for site-directed chemotherapeutic agents. Only a small number of anti-neoplastic drugs and toxins have been successfully coupled to antibodies. The cancer therapeutics that we are developing is directed to meeting this need.

         Results of screening of two betulinol derivatives, Betulinol Dimethyl
Ether (Cornelon) and Betulonic Aldehyde, by the National Cancer Institute of the
National Institutes of Health, in Bethesda, Maryland, against human lung, breast and central nervous system cancer cell lines demonstrate that these derivatives have some anticarcinogenic activity. The patent application for the method of preparing the betulinol derivatives was granted as a United States patent on May
10, 2005. A divisional of this patent application directed to methods of treating cancer with these compounds was filed by Cornell Research Foundation,
Inc. in the U.S. Patent and Trademark Office on August 2, 2002.

         Our researchers' preliminary data shows that the dialcohol starting material for these reactions is betulinol, isolated from natural sources.
Betulinol is isolated from the outer layer of the bark of the white birch tree
Betula alba by sublimation, or by alcoholic extraction. The alkylated betulin derivatives can be prepared in a variety of ways.

                                       23

         Various methods of preparing the alkylated betulin derivatives are claimed in the patent application filed by Cornell Research Foundation, Inc.
that was approved by the U.S. Patent and Trademark Office on December 31, 2003.

         There is also a considerable need for the development of a new HIV therapeutic that addresses the major problems of viral resistance and drug toxicity. The HIV therapeutic product is directed to meeting this need.

         There can be no assurance that patent applications licensed to us or, in the future, owned by us will result in patents being issued or that, if issued, the patents will afford protection against competitors with similar technology. Although a patent has a statutory presumption of validity in the
United States, the issuance of a patent is not conclusive as to such validity or as to the enforceable scope of the claims of the patent. There can be no assurance that issued patents owned by or licensed to us or any patents subsequently issued to or licensed by us will not be successfully challenged in the future. The validity or enforceability of a patent after its issuance by the patent office can be challenged in litigation. The cost of litigation to uphold the validity of patents and to prevent patent infringement can be substantial.
If the outcome of the litigation is adverse to the owner of the patent, third parties may then be able to use the invention covered by the patent without payment. There can be no assurance that patents owned by or licensed to us will not be infringed or successfully avoided through design innovation.

         There may be patent applications and issued patents belonging to competitors that may require us to alter its products, pay licensing fees or cease certain activities. If our products conflict with patents that have been or may be granted to competitors, universities or others, such other persons could bring legal action against us claiming damages for patent infringement and seeking to enjoin manufacturing and marketing of the affected products. If any such actions are successful, in addition to any potential liability for damages, we could be required to obtain a license in order to continue to manufacture or market the affected products. There can be no assurance that we would prevail in any such action or that any license required under any such patent would be made available on acceptable terms or at all. We believe that there may be significant litigation in the industry regarding patent and other intellectual property rights. If we become involved in such litigation, we could consume a substantial portion of our resources.

         The enactment of the legislation implementing the General Agreement on
Tariffs and Trade has resulted in certain changes to United States patent laws that became effective on June 8, 1995. Most notably, the term of patent protection for patent applications filed on or after June 8, 1995 is no longer a period of seventeen years from the date of grant. Now a United States patent comes into force on the date of issuance and expires twenty years from the earliest effective filing date of the patent application. Because the time from filing to issuance of patent applications is often more than three years, a twenty-year term from the effective date of filing may result in a substantially shortened term of patent protection, which may adversely impact our patent position.

         In addition to the patents, patent applications and licenses described above, we also rely on unpatented technology, trade secrets and information. No assurance can be given that others will not independently develop substantially equivalent information and techniques or otherwise gain access to our technology or disclose such technology, or that we can meaningfully protect our rights in such unpatented technology, trade secrets and information. We will require each of our employees, consultants and advisors to execute a confidentiality agreement at the commencement of an employment or consulting relationship with
us. The agreements generally provide that all inventions

                                       24

conceived by the individual in the course of employment or in providing services to us and all confidential information developed by, or made known to, the individual during the term of the relationship shall be our exclusive property and shall be kept confidential and not disclosed to third parties except in limited specified circumstances. There can be no assurance, however, that these agreements will provide meaningful protection for our information in the event of unauthorized use or disclosure of such confidential information.

GOVERNMENT REGULATION

         We and our products are subject to comprehensive regulation by the FDA in the United States and by comparable authorities in other countries. These national agencies and other federal, state, and local entities regulate, among other things, the preclinical and clinical testing, safety, effectiveness, approval, manufacture, labeling, marketing, export, storage, record keeping, advertising, and promotion of our products.

         FDA approval of our products, including a review of the manufacturing processes and facilities used to produce such products, will be required before such products may be marketed in the United States. The process of obtaining approvals from the FDA is costly and time consuming, and can be subject to unanticipated delays. There can be no assurance that the approvals of our proposed products, processes, or facilities will be granted on a timely basis, or at all. Any failure to obtain or delay in obtaining such approvals would adversely affect our ability to market our proposed products. Moreover, even if regulatory approval is granted, such approval may include significant limitations on indicated uses for which a product could be marketed.

         The process required by the FDA before our products may be approved for marketing in the United States generally involves (i) preclinical laboratory and animal tests, (ii) submission to the FDA of an IND, which must become effective before clinical trials may begin, (iii) adequate and well-controlled human clinical trials to establish the safety and efficacy of the product for its intended indication, (iv) submission to the FDA of a marketing application and
(v) FDA review of the marketing application in order to determine, among other things, whether the product is safe and effective for its intended uses. There is no assurance that the FDA review process will result in product approval on a timely basis, or at all.

         An IND is a submission which the sponsor of a clinical trial of an investigational new drug must make to the FDA, and which must become effective before clinical trials may commence. The IND submission must include, among other things, a description of the sponsor's investigational plan; protocols for each planned study; chemistry, manufacturing, and control information;
pharmacology and toxicology information; and a summary of previous human experience with the investigational drug.

         A New Drug Application (NDA) is an application to the FDA to market a new drug. The NDA must contain, among other things, information on chemistry, manufacturing, and controls; nonclinical pharmacology and toxicology; human pharmacokinetics and bioavailability; and clinical data. The new drug may not be marketed in the United States until the FDA has approved the NDA.

         A Product License Application (PLA) is an application to the FDA to market a biological product. The PLA must contain, among other things, data derived from nonclinical laboratory and clinical studies which demonstrate that the product meets prescribed standards of safety, purity and potency, and a full description of manufacturing methods. The biological product may not be marketed

                                       25

in the United States until a product license is issued, and until the establishment where the product is to be manufactured has been issued an establishment license.

         Preclinical tests include laboratory evaluation of product chemistry and animal studies to gain preliminary information about a product's pharmacology and toxicology and to identify any safety problems that would preclude testing in humans. Products must generally be manufactured according to
cGMP and preclinical safety tests must be conducted by laboratories that comply with FDA regulations regarding good laboratory practices. The results of the preclinical tests are submitted to the FDA as part of an IND and are reviewed by the FDA prior to the commencement of human clinical trials. Unless the FDA objects to, or makes comments or raises questions concerning, an IND, the IND will become effective 30 days following its receipt by the FDA and initial clinical studies may begin, although companies often obtain affirmative FDA approval before beginning such studies. There can be no assurance that submission of an IND will result in FDA authorization to commence clinical trials.

         Clinical trials involve the administration of the investigational new drug to healthy volunteers and to patients under the supervision of a qualified principal investigator. Clinical trials must be conducted in accordance with the
FDA's Good Clinical Practice requirements under protocols that detail, among other things, the objectives of the study, the parameters to be used to monitor safety, and the effectiveness criteria to be evaluated. Each protocol must be submitted to the FDA as part of the IND. Further, each clinical study must be conducted under the auspices of an Institutional Review Board (IRB). The IRB will consider, among other things, ethical factors, the safety of human subjects, the possible liability of the institution and the informed consent disclosure which must be made to participants in the clinical trial.

         Clinical trials are typically conducted in three sequential phases, although the phases may overlap. During Phase I, when the drug is initially administered to human subjects, the product is tested for safety, dosage tolerance, absorption, metabolism, distribution, and excretion. Phase II involves studies in a limited patient population to (i) evaluate preliminarily the efficacy of the product for specific, targeted indications, (ii) determine dosage tolerance and optimal dosage, and (iii) identify possible adverse effects and safety risks. When a new product is found to have an effect and to have an acceptable safety profile in Phase II evaluation, Phase III trials are undertaken in order to further evaluate clinical efficacy and to further test for safety within an expanded patient population. The FDA may suspend clinical trials at any point in this process if it concludes that clinical subjects are being exposed to an unacceptable health risk.

         The results of the preclinical studies and clinical studies, the chemistry and manufacturing data, and the proposed labeling, among other things, are submitted to the FDA in the form of an NDA or PLA, approval of which must be obtained prior to commencement of commercial sales. The FDA may refuse to accept the NDA or PLA for filing if certain administrative and content criteria are not satisfied, and even after accepting the NDA or PLA for review, the FDA may require additional testing or information before approval of the NDA or PLA. In any event, the FDA must deny an NDA or PLA if applicable regulatory requirements are not ultimately satisfied. Moreover, if regulatory approval of a product is granted, such approval may be made subject to various conditions, including post-marketing testing and surveillance to monitor the safety of the product, or may entail limitations on the indicated uses for which it may be marketed.
Finally, product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing.

                                       26

         There is regulation regarding the license application process for certain biological products. Those biological products that fall within the regulation will be reviewed on the basis of a single biologics license application (BLA), rather than a PLA/ELA. The BLA includes the same information as the current PLA, but certain of the data now required as part of the ELA do not have to be submitted or reviewed during the approval process. This rule is intended, at least in part, to lessen the regulatory burden on manufacturers of certain biologics and accelerate the approval process. There can be no assurance, however, that the FDA will consider the regulation applicable to any of our products, or that the BLA process, if applicable to our products, will have the intended effect of reducing review times.

         Both before and after approval is obtained, a product, its manufacturer, and the sponsor of the marketing application for the product are subject to comprehensive regulatory oversight. Violations of regulatory requirements at any stage, including the preclinical and clinical testing process, the approval process, or thereafter (including after approval) may result in various adverse consequences, including FDA delay in approving or refusal to approve a product, withdrawal of an approved product from the market and/or the imposition of criminal penalties against the manufacturer and/or sponsor. In addition, later discovery of previously unknown problems may result in restrictions on such product, manufacturer, or sponsor, including withdrawal of the product from the market. Also, new government requirements may be established that could delay or prevent regulatory approval of our products under development.

         The FDA has implemented accelerated approval procedures for certain pharmaceutical agents that treat serious or life threatening diseases and conditions, and that provide meaningful therapeutic benefit over existing treatments. We believe that our products in development may qualify for accelerated approval because these products may meet these requirements. We cannot predict the ultimate impact, however, of the FDA's accelerated approval procedures on the timing or likelihood of approval of any of these products or those of any competitor. In addition, the approval of a product under the accelerated approval procedures is subject to various conditions, including the requirement to verify clinical benefit in postmarketing studies, and the authority on the part of the FDA to withdraw approval under streamlined procedures if such studies do not verify clinical benefit or under various other circumstances.

         Whether or not FDA approval has been obtained, approval of a pharmaceutical product by comparable government regulatory authorities in foreign countries must be obtained prior to marketing such product in such countries. The approval procedure varies from country to country, and the time required may be longer or shorter than that required for FDA approval. Although there are some procedures for unified filing for certain European countries, in general, each country has its own procedures and requirements. We do not currently have any facilities or personnel outside of the United States.

         In addition to regulations enforced by the FDA, we also are subject to regulation under the Occupational Safety and Health Act, the Environmental
Protection Act, the Toxic Substances Control Act, the Resource Conservation and
Recovery Act and other present and potential future federal, state and local regulations. Our research and development involves the controlled use of hazardous materials, chemicals, viruses and various radioactive compounds.
Although we believe that our safety procedures for storing, handling, using and disposing of such materials comply with the standards prescribed by applicable regulations, the risk of accidental contaminations or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable

                                       27

for any damages that result and any such liability could have a material adverse effect on the our business.

MANUFACTURING

         We do not intend to manufacture any of our products. Once a product requires manufacturing, we expect to contract with third parties or corporate collaborators to assist with production. We have not engaged any third party at this time.

SALES AND MARKETING

         We plan to market products for which we obtain regulatory approval through co-marketing, co-promotion, licensing and distribution arrangements with third party collaborators. No such arrangements presently exist. We believe that this approach will both increase market penetration and commercial acceptance of our products and enable us to avoid expending significant funds to develop a large sales and marketing organization.

COMPETITION

         Competition in the pharmaceutical industry is intense. We face competition from many companies, major universities and research institutions in the United States and abroad. Many of our competitors have substantially greater resources, experience in conducting preclinical studies and clinical trials and obtaining regulatory approvals for their products, operating experience, research and development and marketing capabilities and production capabilities than those of us. We will face competition from companies marketing existing products or developing new products for diseases targeted by our technologies.
The development of new products for those diseases for which we are developing products could render our product candidates noncompetitive and obsolete.

         A significant amount of research in this industry is also being carried out at academic and government institutions. These institutions are becoming increasingly aware of the commercial value of their findings and are becoming more aggressive in pursuing patent protection and negotiating licensing arrangements to collect royalties for use of technology that they have developed. These institutions may also market competitive commercial products on their own or in collaboration with competitors. Any resulting increase in the cost or decrease in the availability of technology or product candidates from these institutions may affect our business strategy.

         Competition with respect to our technologies and product candidates is and will be based, among other things, on effectiveness, safety, reliability, availability, price and patent position. Another important factor will be the timing of market introduction of our competitive products. Accordingly, the speed with which we can develop products, complete the clinical trials and approval processes and ultimately supply commercial quantities of the products to the market is expected to be an important competitive factor. Our competitive position will also depend upon our ability to attract and retain qualified personnel, to obtain patent protection or otherwise develop proprietary products or processes, and to secure sufficient capital resources for the often substantial period between technological conception and commercial sales.

PRODUCT LIABILITY

         The testing, manufacturing and marketing of our products involves an inherent risk of product liability attributable to unwanted and potentially serious health effects. To the extent we elect to test,

                                       28

manufacture or market products independently, we will bear the risk of product liability directly. We have obtained insurance in the amount of $10,000,000 against the risk of product liability. This insurance is subject to certain deductibles and coverage limitations. There is no guarantee that insurance will continue to be available at a reasonable cost, or at all, or that the amount of such insurance will be adequate.

                                PLAN OF OPERATION
INTRODUCTION

         We are a development stage start-up pharmaceutical company focusing on the development and commercialization of innovative products for the treatment of debilitating diseases. Currently, we have exclusive licenses from the
Foundation of certain patent applications covering compounds intended for use in treating cancer and in treating HIV and AIDS. Some of the compounds can be attached to an antibody that appears to selectively attach only to cancer cells and not attach to healthy cells, thereby permitting administration of lower amounts of active chemotherapeutic agents. Other chemical variations of the compounds appear to be effective in treating HIV and could be used both systemically (i.e., as a general whole body therapy) or as an AIDS therapy, or locally to inhibit the growth and transmission of HIV through sexual activity.

         We and our products are subject to comprehensive regulation by the U.S.
Food and Drug Administration (FDA) in the United States and by comparable authorities in other countries. We have not yet applied for, or received, approval from the FDA or any other of these authorities and, unless we receive such approvals, even if its compounds are both safe and effective, it will not be able to market its drugs.

         To date there have been successful laboratory results. While there have been some indications that our compounds may be effective in treating cancer and
HIV and AIDS, our compounds and their derivatives have not been proven effective in treating cancer or HIV or AIDS in humans or in preventing HIV or AIDS in humans and our compounds and their derivatives have not yet been proven safe for administration to human beings. No drug can be marketed in the United States without FDA approval. Applications must be made to the FDA for their approval, the first step of which is filing the IND. We have not yet filed an IND application for any of our products because we have not yet been able to achieve sufficient positive results for a product that can be protected by necessary patent protection and which we and our advisors deem to be commercially viable.
We are in the process of conducting further tests in order to take our current research and to assemble it in a form acceptable for the IND application. We expect an IND application to be filed in 2006 for the cancer therapeutic if the required criteria can be achieved and if we have raised the necessary funds to complete our current program.

         We have a business plan, which involves the development of various pharmaceutical products to the point at which they may be sold in the United
States, necessarily means that it will be at least several years before we generate sales or revenues. During those years, our development expenditures will likely exceed $10,000,000 for every product that we seek to commercialize.
We do not and will not have these funds available and, therefore, it is essential that we enter into some form of joint arrangements with established pharmaceutical companies or others to provide such financing capital.

                                       29

FINANCING HISTORY

         To date, we have had no revenues and sales. We have financed our operations since inception primarily with the net proceeds received from private and public placements of debt and equity securities. Various private placements from inception through June 25, 2004 aggregated a total of $1,150,000 in proceeds from notes payable (of which $450,000 was repaid). Net proceeds from the sale of our common stock through private placements was $921,339.

         We filed with the Securities and Exchange Commission a Registration
Statement on Form SB-2 to raise $5,000,000 in an initial public offering for the sale of 20,000,000 units at a purchase price of $.25 per unit. Each unit consisted of one share of common stock, one class A redeemable warrant to purchase a share of common stock at $.50 per share and two class B redeemable warrants to each purchase a share of common stock at $1.00 per share. We offered the Units on a "best efforts" basis with no required minimum amount to be raised.

         Each class A redeemable warrant gives its holder the right to purchase one share of common stock at $.50. A maximum of 20,000,000 shares of common stock are issuable upon the exercise of the class A redeemable warrants. If our common stock trades for at least 5 consecutive trading days at a price of $.75 or more, we will have the right to call the class A redeemable warrants at a price of $.001 per warrant, unless an investor chooses to exercise the warrant at that time. The class A redeemable warrants are tradeable and are exercisable at any time beginning on August 12, 2004 for a period of 5 years.

         Each class B redeemable warrant gives its holder the right to purchase one share of common stock at $1.00. A maximum of 40,000,000 shares of common stock is issuable upon the exercise of the class B redeemable warrants. If our common stock trades for at least 5 consecutive trading days at a price of $1.25 or more, we will have the right to call the class B redeemable warrants at a price of $.001 per warrant, unless an investor chooses to exercise the warrant at that time. The class B redeemable warrants are tradeable and are exercisable at any time beginning on August 12, 2004 for a period of 7 years.

         The registration statement became effective on August 12, 2004. Through
February 15, 2005, the date the offering closed, we sold 2,910,000 units for
$727,500 before placement agent commissions and nonaccountable expense allowance aggregating $80,025 of which $58,200 was paid to the placement agent. The placement agent is eligible to receive, but has not yet received, a warrant to purchase 232,800 units, each unit consisting of a share of our common stock, a warrant to purchase a share of our common stock at a price of $.50 for a period of five years from August 12, 2004 and two warrants to each purchase a share of the our common stock at a price of $1.00 for a period of 5 years from August 12,
2004.

         Because we IPO did not raise the intended amount we are now in a position where we have insufficient funds to continue its development program
(see below).

         Our authorized capital stock consists of 750,000,000 shares of common stock, par value $.0001. As of May 23, 2005 a total of 287,685,000 shares of common stock are outstanding. This total does not include any shares of common stock issuable upon the exercise of either the class A redeemable warrants or the class B redeemable warrants.

         On July 18, 2002, in consideration for a loan, we issued a promissory note to Joel San Antonio, our Chairman of the Board, in the principal amount of
$350,000, bearing interest at the rate of 15% per annum. The note matured on
August 17, 2002 and the maturity date was extended various times and currently has a maturity date of September 30, 2005. As consideration for the extension of the note on one occasion we issued Mr. San Antonio 5,000,000 shares of our common

                                       30

stock. No additional consideration was granted for the additional extensions. We repaid $225,000 of this loan.

         Commencing in November 2003 through June 2004, we borrowed $800,000 for operations by issuing 11 promissory notes each bearing interest at a rate of 20%
per annum, and each due with interest one year from the date issued. These notes were offered to all accredited individuals, all but one whom were our stockholders at the time they were offered these notes. We did not seek investors outside of our own stockholders and a few other individuals who are longstanding business associates of our officers and directors. We repaid
$225,000 of these loans as follows: One note for $25,000 was fully repaid without interest and the interest was agreed to be paid by September 30, 2005;
as to another note for $500,000, $200,000 was repaid and the balance and interest was agreed to be paid by June 25, 2005. Maturity dates on the other notes that became due were extended until September 30, 2005.

CAPITAL REQUIREMENTS

         We had a working capital deficiency of ($1,359,500) and ($1,514,244) at
December 31, 2004 and March 31, 2005, respectively, and we have incurred net losses of ($1,476,389) and ($239,344) for year the ended December 31, 2004 and the quarter ended March 31, 2005, respectively, and had an accumulated deficit of ($2,967,245) at December 30, 2004 and ($1,493,864) at March 31, 2005.

         Our cash on hand at March 31, 2005 was $17,920. We are in the development stage and have had no revenues since our inception. We do not anticipate any revenues during fiscal year 2005. We will need additional financing to meet our obligations and to continue our development program. See.
"Twelve Month Operating Plan" below.

         We are exploring alternative sources of financing, including institutional and non-institutional debt, equity, which will be highly dilutive to the current stockholders, joint venture arrangements, governmental or private grants or a combination of any or all of the foregoing. No arrangements have been entered into.

         In the meantime, we began a best efforts private offering to accredited investors in April 2005 for a maximum of 2,750,000 shares of our common stock at
$.10 per share, a total of $275,000. As of May 23, 2005, we sold 1,125,000 shares of our common stock to 18 accredited investors for a total of $112,500.
The shares of common stock that were issued and that will be issued were and will be issued in reliance on the exemption from registration provided by Rule
506 of the Securities Act of 1933, as amended.

         Even if the entire amount is raised, we will not have sufficient funds to carry out our immediate business plan and we will still need to raise additional funds in the next 12 months.

TWELVE MONTH OPERATING PLAN

         Our plan of operation for the next twelve months depends, in part, upon two variables: (a) the amount of money available from our financing sources and
(b) the respective rate of success in the clinical testing of our products.

         If we raise additional funds and continue to have positive results from our testing program, we intend, over the next twelve months, to increase our staff, arrange for permanent leased space, continue our clinical in vitro and animal testing, submit investigative new drug applications (INDs) to the FDA for our products, perhaps begin Phase I human testing, and make all of the payments

                                       31

associated with these activities. In tabular form, we expect to expend the following amounts for these purposes:

a. Payments to Cornell                                          $500,000
b. Patent expenses                                              $150,000
c. Compensation for a chief financial officer
            and consultants                                     $200,000
d. Expanded facility                                             $25,000
e. Other expenses for testing, including payments to
        Contract Research Organization                        $1,350,000
f. FDA expenses                                                  $50,000
g. Miscellaneous expenses                                       $100,000
                                                             -----------
            TOTAL                                             $2,375,000

         If we cannot raise these funds, we will suspend operations until we have the necessary capital. If we doe not raise the necessary capital by the time that additional expenditures must be made, we may lose our licenses or be unable to take our drugs to the FDA.

         If our testing results do not continue to demonstrate success, we may abandon one or both of our products or may delay the filing of one or both of the INDs. In any of those circumstances, our planned expenditures would be reduced.

         It is also possible that we may identify an additional product candidate, although we are not projecting that event during these twelve months.

         We engaged an experienced drug development specialist, Dr. Michael G.
Palfreyman, as our Chief Scientific and Drug Development Advisor. He will work closely with our scientists at Cornell Medical College and FDA approved Contract
Research Organizations to advance the program with maximum efficiency through the FDA mandated regulatory process. To keep this specialist engaged, we will also be required to secure additional financing.

         Our principal investigator at Cornell reports that the cancer therapeutic has been tested exclusively in a simulated laboratory environment and in mice that are genetically bred to not be able to produce antibodies.
Antibodies are normally produced by living organisms such as humans and mice to combat the presence of dangerous conditions, such as cancer, which the organism discovers in itself. By utilizing these specially bred mice, the results of the cancer therapeutic may be measured without interference from the mouse's own antibodies.

         The investigators have transplanted prostate cancer cell cultures in the form of tumors into these mice by injection. They then injected the cancer therapeutic into the same mice. Results have been substantially consistent in showing that our licensed compound has killed the cancer cells while not affecting normal cells. To date, the cell cultures that have been introduced into the mice have been developed in the laboratory.

         Preliminary studies have shown that several of our candidate compounds are effective for treating prostate tumors. These preliminary studies have shown that most prostate cancer cells are killed after 10 days of treatment.
Additionally, no adverse effects on normal cells have been detected and the mice remain healthy during treatment with both normal and high doses of the drug. We have also conjugated one of our candidate compounds to various solubilizing agents. The conjugates have increased solubility in a pharmaceutically acceptable solvent and increased bioactivity. The ability to

                                       32

solubilize in a pharmaceutically acceptable solvent is an important property for a compound intended for administration to mammals as a pharmaceutical.

         During 2005, several additional investigatory processes will be conducted and additional data must be collected to reduce the risk of product failure at the early stage of the process. If they are successful and the commercial value of the product is expanded, we will file an IND with the FDA in
2006. Then, we will be required to wait for FDA approval of the IND before additional testing is commenced.

         With respect to the HIV therapeutic, similar steps will be followed.
However, since funding has recently been provided to Cornell for our research, it is likely that these steps will be taken at a slower pace. Nevertheless, various testing procedures have been conducted at Cornell with respect to the
HIV compound without any outside funding so the process will continue at an intermediate stage. It is likely that the IND will not be filed, if at all, before 2007.

LONG-TERM PLAN

         We anticipate that expenditures for product development, research and general and administrative expenses and license payments with respect to the cancer therapeutic product will exceed $10,000,000 and with respect to the HIV product will also exceed $10,000,000. We are uncertain as to how long it will take for it to generate revenues, if any. Subject to financing availability and positive test results, we anticipate that our cancer products will be submitted for an IND in 2006 and then clinical trials and approval from the FDA can take anywhere from 5 to 10 years. It may cost hundreds of millions of dollars to bring a new drug to the marketplace. We do not at this point believe that we will bring the technologies to market and anticipate that at some point we will either seek a joint venture partner to assist in commercialization of the technologies or we will sublicense the technologies to larger pharmaceutical companies. In the event either of these events occur and the technologies are commercialized, we will retain a certain interest in the products. Such interest can not be determined at this time, and, therefore, we are unable to set forth its exact interest in the technologies once the products are sold in the marketplace. Since we are uncertain at which point we will contract with a third party, if at all, it is uncertain of the amount of additional funds we will need in order to complete certain phases of the product's path to commercialization.
Other products which we may acquire will involve the same process discussed in this paragraph.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         We have a board of directors comprised of 3 members. Each director holds office until the next annual stockholders meeting or until a successor is duly elected or appointed. Our director, who is a salaried employee, does not receive any additional compensation for serving as a director and the directors who are not our salaried employees and do not receive any compensation for serving as a director. The members of our board of directors and our executive officers are:

                                       33

------------------- ------ ----------------------------------------------------
Name                 Age   Position
------------------- ------ ----------------------------------------------------
Robert M. Cohen       44   Director, President, Chief Executive Officer, Chief
                           Financial Officer and Secretary
------------------- ------ ----------------------------------------------------
Joel San Antonio      52   Chairman of the Board
------------------- ------ ----------------------------------------------------
William Tweed         65   Director
------------------- ------ ----------------------------------------------------

ROBERT M. COHEN

         Mr. Cohen has served as the President and Secretary since our inception in 2001 and Chief Executive Officer and Chief Financial Officer since February
2004. In 1987, Mr. Cohen founded Robert M. Cohen & Co. Inc., a full-service stock brokerage firm, and served as President from the company's inception through December 2003. Mr. Cohen founded Homerun USA, a private chain of indoor batting cages, and serves as Chairman of the Board.

JOEL SAN ANTONIO

         Mr. San Antonio has served as Chairman of the Board since our inception in 2001. Mr. San Antonio began his entrepreneurial career as co-founder of a business in the women's fashion industry. In 1983, he and his partner exited the fashion industry and founded Warrantech Corporation, a third party administrator of service contracts and extended warranty programs. The company went public in
1984 and, in September 1997, was recognized by Fortune Magazine as one of the
"100 Fastest Growing Companies in America". Today, Mr. San Antonio serves as
Chairman of the Board and Chief Executive Officer of Warrantech Corporation and
each of its operating subsidiaries. In addition, he was a founder of Corniche
Group, Inc., a provider of insurance products and services, and served as a director from May 1998 through September 1999. He also serves as Chairman of the
Board of MedStrong International Corporation, a company that provides medical information online. In 1998, Mr. San Antonio was a national finalist in Ernst &
Young's "Entrepreneur of the Year" program following his recognition as
"Entrepreneur of the Year" in financial services for E & Y's Northeast Region.
He is a member of the Metropolitan Museum of Art and is also involved in a variety of philanthropic and charitable activities.

WILLIAM TWEED

         Mr. Tweed has been a director since January 2004. Mr. Tweed is a founder of Warrantech Corporation, a third party administrator of service contracts and extended warranty programs, and has been a director of Warrantech from its inception. Prior to his retirement from Warrantech in April 1998, he served as Executive Vice President of European Operations, and, at various times, as the President, Vice President and Secretary of Warrantech.

EXECUTIVE COMPENSATION



                                        Annual Compensation
                                   ---------------------------             Long-term Compensation Awards
Name                               Salary($)          Bonus($)            Securities Underlying Options ($)
----                               ---------          --------            ---------------------------------

Robert M. Cohen                    $25,000(1)            (2)                             0
Joel San Antonio                     0 (3)                0                              0


(1) Mr. Cohen is entitled to receive $250,000, plus an automobile expense allowance of $12,000 per year, beginning January 1, 2004. At March 31, 2005
$277,500 and December 31, 2004, $225,000 Mr. Cohen's salary was not paid.

                                       34

(2) Mr. Cohen will also receive a cash incentive bonus equal to 1% of our after-tax net income per year beginning January 1, 2004.

(3) Mr. San Antonio did not receive any compensation in 2003. Mr. San Antonio is entitled to receive $120,000 for his consulting services, plus an automobile expense allowance of $12,000 per year, beginning January 1, 2004. At March 31,
2005 and December 31, 2004, Mr. San Antonio is owed $150,000 and $120,000 for his consulting services and $3,000 for his allowance.

                                       35

EMPLOYMENT AND CONSULTING AGREEMENTS

         In January 2004, we entered into a 5-year employment agreement with
Robert M. Cohen. The employment agreement provides for a base salary of $250,000 per year and an automobile expense allowance of $12,000 per year. Mr. Cohen will also receive a cash incentive bonus equal to 1% of our after-tax net income per year. Upon the expiration of the term, the agreement will automatically renew for successive periods of one year each unless either party gives the other written notice of non-renewal not less than 90 days prior to the expiration of the renewal term.

         The agreement may be terminated by us for a good cause upon written notice and may be terminated by Mr. Cohen upon a breach by us of the agreement or upon a change in control in our company. We may also terminate Mr. Cohen if we do not have good cause, but we then are required to pay Mr. Cohen's compensation package for the remainder of the 5 year term. In addition, we may terminate Mr. Cohen's employment upon his disability with 30 days prior written notice or upon his death.

         During the 30 days following a termination of Mr. Cohen's employment with us, except if the agreement is terminated because a change in control or us breaching the agreement we have the option to deliver Mr. Cohen a written notice of our election to invoke a covenant not to compete. As consideration for the covenant not to compete, we will issue to Mr. Cohen 1,000,000 shares of our common stock.

         In January 2004, we entered into a consulting agreement with Joel San
Antonio in which Mr. San Antonio will assist senior management in identifying opportunities and developing strategies. Mr. San Antonio is also responsible for maintaining relations with Cornell, monitoring the progress of the licensed compound at the labs, inspecting the labs, meeting with scientists to discuss results and strategies in connection with the licensed compound, meeting with patent counsel to determine patient strategies globally and to negotiate license agreements and meeting with corporate counsel to negotiate sponsored research agreements. The consulting agreement provides for a consulting fee of $120,000 per year and an automobile expense allowance of $12,000 per year. We may terminate the agreement at any time. Mr. San Antonio may terminate upon written notice not less than 30 days prior to the effective date of such termination.

CERTAIN TRANSACTIONS

         Robert M. Cohen and Joel San Antonio are the promoters of Marc.

         On July 18, 2002, in consideration for a loan, we issued a promissory note to Joel San Antonio, the Chairman of the Board of Marc, in the principal amount of $350,000, bearing interest at the rate of 15% per annum. The note matured on August 17, 2002 and the maturity date was extended various times and currently has a maturity date of the note of September 30, 2005. As consideration for the extension of the note on one occasion, we issued Mr. San
Antonio 5,000,000 shares of our common stock. No additional consideration was granted for the additional extensions. We repaid $225,000 of this loan.

         On July 30, 2001 William Tweed, one of our board members, acquired, as one of our founding stockholders, 100,000 shares of our stock for $.0001 per share. On June 27, 2003 Mr. Tweed and his wife purchased in the second private offering 300,000 shares of our common stock for $15,000 and on

                                       36

July 16, 2003 Mr. Tweed purchased an additional 200,000 shares of our common stock for $10,000, of which he gifted 20,000 shares to his grandson and as to which he disclaims beneficial ownership.

         On March 8, 2004 we entered into an Agreement of Use with Warrantech
Corporation to lease a portion of office space at 350 Bedford Street, Stamford,
Connecticut 06901. Our Chairman of our board of directors, Joel San Antonio, is the Chief Executive Officer and Chairman of the board of directors of Warrantech
Corporation and our board member William Tweed is a board member of Warrantech
Corporation.

         In 2002 and 2001, Robert M. Cohen, our President, Chief Executive
Officer, Chief Financial Officer and Secretary, controlled Robert M. Cohen &
Co., Inc., a corporate placement agent, which placed our two private offerings of our common stock to accredited investors. Robert M. Cohen & Co., Inc.
received $9,500 in 2001, $25,000 in 2002 and $70,950 in 2003 in commissions and fees for its services.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Certificate of Incorporation provides that, except to the extent prohibited by the Delaware General Corporation Law, as amended (DGCL), our directors shall not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as one of our directors. Under the
DGCL, the directors have a fiduciary duty to us which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to us, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors' responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. We have applied for liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The
Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that we may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was one of our directors or officers, or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

                                       37

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. We are not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information with respect to the beneficial ownership of our common stock as of May 23, 2005, by:

o    Each person (or group of affiliated persons) who is known by us to beneficially own 5% or more of our common stock

o    Each of our directors

o    Each of our named executive officers

o    All of our directors and executive officers as a group

         Beneficial ownership is determined in accordance with the rules of the
Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.



-----------------------------------------------------------------------------------------------------------
                                                                SHARES BENEFICIALLY OWNED(1)(2)
-----------------------------------------------------------------------------------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                           NUMBER                   PERCENT
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Joel San Antonio(3)                                           105,000,000                 36.49%
-----------------------------------------------------------------------------------------------------------
Robert M. Cohen(4)                                            100,000,000                 34.76%
-----------------------------------------------------------------------------------------------------------
William Tweed(5)                                                1,080,000                  0.37%
-----------------------------------------------------------------------------------------------------------
All current directors and executive officers of Marc          206,080,000                 71.63%
as a group (3 persons)
-----------------------------------------------------------------------------------------------------------


                                       38

(1)  Beneficial ownership is determined in accordance with the rules of the
     Securities and Exchange Commission and includes voting and investment power with respect to shares. Unless otherwise indicated, the persons named in the table have sole voting and sole investment control with respect to all shares beneficially owned.

(2)  The number and percentage of shares beneficially owned are based on the
     287,685,000 shares of common stock issued and outstanding (without taking into account the shares to be issued upon exercise of the warrants). None of the above listed people have the right to acquire beneficial ownership of any share of our common stock within 60 days after the date of this document.

(3)  Mr. San Antonio's address is c/o Marc Pharmaceuticals, Inc., 350 Bedford
     Street, Stamford, CT 06901. Includes shares transferred by Mr. San Antonio to his former wife and two children. Mr. San Antonio disclaims beneficial ownership of the 1,000,000 shares owned by his former wife.

(4)  Mr. Cohen's address is c/o Marc Pharmaceuticals, Inc., 350 Bedford Street,
     Stamford, CT 06901.

(5)  Mr. Tweed's address is c/o Marc Pharmaceuticals, Inc., 350 Bedford Street,
     Stamford, CT 06901.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for Marc by Tannenbaum Helpern Syracuse & Hirschtritt LLP, 900 Third
Avenue, New York, New York 10022. Tannenbaum Helpern Syracuse & Hirschtritt LLP
owns 100,000 shares of our common stock. In addition, 2 members of that firm purchased an aggregate of 600,000 shares of common stock in one of our private offerings.

                                     OFFICE

         We are leasing an executive office at 350 Bedford Street, Stamford,
Connecticut 06901. We have one individual office which is approximately 100 square feet. We have a 1 year Agreement of Use which began on March 8, 2004 and is automatically renewed for successive one year terms unless terminated by either party in writing at least 30 days prior to the end of the then current term. The rent for the office is $350 per month. Our cancer therapeutic research is conducted at a laboratory at Weill Medical College of Cornell University, which is exclusively dedicated to the research and development of our cancer drug located at 515 East 71st Street, Room 412, New York, NY 10021. The
laboratory is approximately 1,000 square feet. The cost of the facility is included in the budget under our Sponsored Research Agreement with Weill Medical
College of Cornell University. Our HIV therapeutic research is conducted at another laboratory at Weill Medical College of Cornell University which is located at 411 East 69th Street, New York, NY 10021. The laboratory is approximately 1,000 square feet. The cost of the facility is included in the budget under our Sponsored Research Agreement with Weill Medical College of
Cornell University.

         Both the office and the laboratory are sufficient and adequate for our purposes given our present staff.

         We entered into an agreement with our principal investigator whereby we are entitled to use the principal investigator's apartment for $1,500 per month.
Our representatives utilize this space when visiting Cornell.

                                       39

                                   LITIGATION

         We are not a party to any litigation and we have no knowledge of any pending or threatened litigation against us.

                                     EXPERTS

         The financial statements of Marc Pharmaceuticals, Inc. of December 31,
2004 included in this prospectus have been audited by Weinick Sanders Leventhal
& Co., LLP independent certified public accountants, as set forth in their report of such financial statements, and are included in this prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

         We are a reporting company and file our reports with the Security and
Exchange Commission. We file Form 10-QSB quarterly, Form 10-KSB, Annual Report, and Proxy annually, and Forms 8-K, Forms 3, and 5 as required.

         You may read information that we file at the Securities and Exchange
Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C.
20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the
Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange
Commission filings are also available to you on the Securities and Exchange
Commission's Web site (http://www.sec.gov).

                                       40

                         INDEX TO FINANCIAL STATEMENTS.

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)



                                                                                                 Page No.
                                                                                                 --------

AUDITED FINANCIAL STATEMENTS:

        Independent Auditors' Report                                                                 F-2

        Balance Sheets as at December 31, 2004 and 2003                                              F-3

        Statements of Operations
           For the Years Ended December 31, 2004 and 2003
           and Cumulative from February 21, 2001
           (Inception) to December 31, 2004                                                          F-4

        Statements of Stockholders' Capital Deficiency
           For the Period from February 21, 2001
           (Inception) to December 31, 2004                                                          F-5

        Statements of Cash Flows
           For the Years Ended December 31, 2004 and 2003
           and Cumulative from February 21, 2001
           (Inception) to December 31, 2004                                                          F-6

        Notes to Financial Statements                                                             F-7 - F-18

UNAUDITED INTERIM FINANCIAL STATEMENTS:

        Balance Sheets as at March 31, 2005 (Unaudited)                                              I-1

        Statements of Operations
           For the Three months Ended March 31, 2005 and, 2004 and Cumulative
           For the Period from February 21, 2001 (Inception) to March 31, 2005 (Unaudited)           I-2

        Statements of Stockholders' Equity (Capital Deficiency)
           For the Three months Ended March 31, 2005 and, 2004 and Cumulative
           For the Period from February 21, 2001 (Inception) to March 31, 2005 (Unaudited)           I-3

        Statements of Cash Flows
           For the Three months Ended March 31, 2005 and, 2004 and Cumulative
           For the Period from February 21, 2001 (Inception) to March 31, 2005 (Unaudited)           I-4

        Notes to Financial Statements (Unaudited)                                                I-5 to I-16


                                      F-1

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                     --------------------

--------------------------------------------------------------------------------
                         CERTIFIED PUBLIC ACCOUNTANTS               212-869-3333
                                                                FAX 212-764-3060
                                                                   WWW.WSLCO.COM

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Marc Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Marc Pharmaceuticals, Inc. (A
Development Stage Company) as at December 31, 2004 and 2003, and the related statements of operations, stockholders' capital deficiency and cash flows for the years ended December 31, 2004 and 2003 and cumulative from February 21, 2001
(inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marc Pharmaceuticals, Inc. (A
Development Stage Company) as at December 31, 2004 and 2003 and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003 and cumulative from February 21, 2001 (inception) to December 31, 2004 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As disclosed in Note 1 to the financial statements, the Company is a development stage Company and at December
31, 2004 has working capital and stockholders' capital deficiencies and has incurred losses since inception. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding those matters is also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /S/ WEINICK SANDERS LEVENTHAL & CO., LLP

New York, New York
March 10, 2005

                                      F-2

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                                 BALANCE SHEETS



                                                                         December 31,
                                                                  --------------------------
                                                                      2004           2003
                                                                  -----------    -----------

                                    ASSETS
Current assets:
  Cash                                                            $    40,136    $     3,105
  Prepaid insurance                                                     7,196          7,215
                                                                  -----------    -----------
        Total current assets                                           47,332         10,320
                                                                  -----------    -----------

Other assets:
  Deferred rent                                                        24,880         36,494
  Deferred registration costs                                              --         40,000
                                                                  -----------    -----------
                                                                       24,880         76,494
                                                                  -----------    -----------
        Total assets                                              $    72,212    $    86,814
                                                                  ===========    ===========

               LIABILITIES AND STOCKHOLDERS' CAPITAL DEFICIENCY

Current liabilities:
  Notes payable - stockholders                                    $   700,000    $   300,000
  Sponsored research obligation                                        50,000
  Accrued expenses - related parties                                  581,071         81,601
  Accrued expenses and other current liabilities                       75,761         24,685
                                                                  -----------    -----------
        Total current liabilities                                   1,406,832        406,286
                                                                  -----------    -----------

Commitments and contingencies                                              --             --

Stockholders' capital deficiency:
  Common stock - $.0001 par value
    Authorized - 750,000,000 shares
    Issued outstanding - 286,200,000 and
    283,150,000 shares, respectively                                   28,620         28,315
  Additional paid-in capital                                        1,604,005      1,143,069
  Deficit accumulated in the development stage                     (2,967,245)    (1,490,856)
                                                                  -----------    -----------
        Total stockholders' capital deficiency                     (1,334,620)      (319,472)
                                                                  -----------    -----------
        Total liabilities and stockholders'
          capital deficiency                                      $    72,212    $    86,814
                                                                  ===========    ===========


                                      F-3

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS



                                                                                     Cumulative From*
                                           For the Year         For the Year        February 21, 2001
                                              Ended                 Ended            (Inception) to
                                        December 31, 2004     December 31, 2003*    December 31, 2004
                                        -----------------     ------------------    -----------------
Revenues                                  $          --         $          --         $          --
                                          -------------         -------------         -------------

Operating expenses:
  Research and development                      562,500               382,682             1,497,328
  Consulting fees - related party               127,000                 3,000               135,000
  Compensatory element of stock
     issuance to a director                     125,000                    --               125,000
  License costs                                  50,000                    --               100,000
  Web site costs                                     --                28,000                28,000
  General and administrative (including
    relating party expenses)                    468,560                62,541               625,291
                                          -------------         -------------         -------------
Total operating expenses                      1,333,060               476,223             2,510,619
                                          -------------         -------------         -------------

Loss from operations                         (1,333,060)             (476,223)           (2,510,619)
                                          -------------         -------------         -------------

Other (Income) expenses:
  Interest expense - related parties            143,368               290,986               458,375
  Interest income                                   (39)                  (43)               (1,749)
                                          -------------         -------------         -------------
Total other expenses                            143,329               290,943               456,626
                                          -------------         -------------         -------------

Net loss                                   ($ 1,476,389)            ($767,166)          ($2,967,245)
                                          =============         =============         =============

Per share data:
  Loss per share - basic and diluted              ($.01)                ($ - )
                                                   ====                  ====

Weighted average number of
  shares outstanding                        284,101,534           275,755,890
                                          =============         =============


* Reclassified to conform with present period's presentation.

                                      F-4



                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

            STATEMENTS OF STOCKHOLDERS' EQUITY (CAPITAL DEFICIENCY)

     FOR THE PERIOD FROM FEBRUARY 21, 2001 (Inception) TO DECEMBER 31, 2004

                                                                                       Deficit                        Total
                                                                                     Accumulated                   Stockholders'
                                                   Common Stock         Additional      in the          Stock          Equity
                                            -------------------------     Paid-In     Development   Subscriptions     (Capital
                                               Shares       Amount        Capital        Stage        Receivable     Deficiency)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Balance at February 21, 2001 - Inception   202,700,000   $    20,270   $        --   $        --    $   (20,270)   $        --

 Payment of common stock subscriptions               --            --            --            --            140            140

 Compensatory element of common stock
   issued for services rendered                 450,000            45            45

 Proceeds from sale of common stock          19,000,000         1,900        77,409        79,309

 Net loss for the period from Inception
   to December 31, 2001                              --            --            --          (450)            --           (450)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Balance at December 31, 2001               222,150,000        22,215        77,409          (450)       (20,130)        79,044

 Payment of common stock subscriptions               --            --            --        20,130         20,130

 Proceeds from sale of common stock          41,810,000         4,181       179,029            --             --        183,210

 Net loss for the year ended
   December 31, 2002                                 --            --            --      (723,240)            --       (723,240)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Balance at December 31, 2002               263,960,000        26,396       256,438      (723,690)            --       (440,856)

 Proceeds from sale of common stock          14,190,000         1,419       637,131       638,550

 Compensatory element of common stock
   issued as payment of interest              5,000,000           500       249,500       250,000

 Net loss for the year ended
   December 31, 2003                                 --            --            --      (767,166)            --       (767,166)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Balance at December 31, 2003               283,150,000        28,315     1,143,069    (1,490,856)            --       (319,472)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Proceeds from sale of common stock           2,550,000           255       335,986            --             --        336,241

 Compensatory element of common stock
   issued for services                          500,000            50       124,950            --             --        125,000

 Net loss for the year ended
   December 31, 2004                                 --            --            --    (1,476,389)            --     (1,476,389)
                                            -----------   -----------   -----------  ------------   -------------- -------------

 Balance at December 31, 2004               286,200,000   $    28,620   $ 1,604,005   $(2,967,245)   $        --    $(1,334,620)
                                            ===========   ===========   ===========  ============   ============== =============


                                      F-5



                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                                                      Cumulative From
                                                           For the Year            For the Year      February 21, 2001
                                                               Ended                  Ended            (Inception) to
                                                         December 31, 2004      December 31, 2003    December 31, 2004
                                                         -----------------      -----------------    -----------------

Cash flows from operating activities:
  Net loss                                                  ($1,476,389)          ($  767,166)          ($2,967,245)
                                                            -----------           -----------           -----------
  Adjustments to reconcile net loss
      to net cash used in
      operating activities:
    Compensatory element of common
      stock issued for services                                 125,000                    --               125,045
    Compensatory element of common
      stock issued in payment of interest                            --               250,000               250,000

    Increase (decrease) in cash flows as
        a result of changes in asset and
        liability account balances:
      Prepaid expenses                                               19                (1,201)               (7,196)
      Deferred rent                                              11,614               (36,494)              (24,880)
      Accrued expenses - related parties                        499,470               (23,905)              581,071
      Sponsored research obligation                              50,000                    --                50,000
      Accrued expenses and other current                             --                    --
         liabilities                                             51,076                 7,910                75,761
                                                            -----------           -----------           -----------
  Total adjustments                                             737,179               196,310             1,049,801
                                                            -----------           -----------           -----------

Net cash used in operating activities                          (739,210)             (570,856)           (1,917,444)
                                                            -----------           -----------           -----------

Cash flows from financing activities:
  Proceeds from notes payable - stockholders                    775,000                25,000             1,150,000
  Repayments of notes payable - stockholders                   (375,000)              (75,000)             (450,000)
  Deferred registration costs                                    40,000               (40,000)                   --
  Proceeds from sale of common stock                            336,241               638,550             1,257,580
                                                            -----------           -----------           -----------
Net cash provided by financing activities                       776,241               548,550             1,957,580
                                                            -----------           -----------           -----------

Increase (decrease) in cash                                      37,031               (22,306)               40,136

Cash at beginning of period                                       3,105                25,411                    --
                                                            -----------           -----------           -----------
Cash at end of period                                       $    40,136           $     3,105           $    40,136
                                                            -----------           -----------           -----------

Supplemental disclosures of cash flow information:
  Cash paid during the period:
    Interest                                                $        --           $        --           $        --
                                                            ===========           ===========           ===========
Supplemental schedules of noncash operating,
    investing and financing activities:
  Common stock issued for administrative costs              $        --           $        --           $        45
                                                            ===========           ===========           ===========
  Common stock issued as payment for
     interest on note payable                               $        --           $   250,000           $   250,000
                                                            ===========           ===========           ===========
  Common stock issued for services                          $   125,000           $        --           $   125,000
                                                            ===========           ===========           ===========


                                      F-6

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

NOTE  1  -      PLAN OF ORGANIZATION:

                (a) Organization and Presentation of Financial Statements:

                         Marc Pharmaceuticals, Inc. (the "Company") was
                incorporated in the State of Delaware on February 21, 2001 at
                which time the founding and original stockholders subscribed for
                202,700,000 shares of the Company's common stock for an
                aggregate of $20,270. $140 of the stock subscriptions were paid in 2001 and the balance in 2002. Effective February 21, 2001 four persons were issued 450,000 shares of the Company's common stock for administrative services rendered. Since its inception through December 31, 2004, the Company has not generated any significant revenues and has not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the
                Company had a working capital deficiency of $1,359,500 and
                $395,966 at December 31, 2004 and 2003, respectively, and has incurred net losses of $1,476,389 and $767,166 for the years ended December 31, 2004 and 2003, respectively, and had an accumulated deficit of $2,967,245 at December 31, 2004.

                         These conditions raise substantial doubt about the
                Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to develop various pharmaceutical products to the point at which they may be sold. This plan necessarily means that it will be at least several years before the Company will generate sufficient revenues to cover all of its present and future costs and
                expenses. The Company's sources of cash to fund its operations have been the sales of its securities to accredited investors.
                The Company received, through December 31, 2004, $961,725 in proceeds (net of placement costs) from the sale of 203,790,000 unregistered shares of its common stock to its original founding stockholders and 75,000,000 unregistered shares of its common stock to accredited investors in two private placements. In July
                2002 the Company issued its $350,000 note payable to one of its directors as reimbursement for funds the director had paid on the Company's behalf for certain research and development costs.
                Through December 31, 2004, $225,000 of this note was repaid. In
                November 2003 the Company commenced a private offering of up to
                $500,000 of its 20% interest bearing notes to accredited
                investors. At December 31, 2003 only one note in the amount of
                $25,000 was sold under the note placement. Accordingly, the
                Company extended its private placement debt offering to
                accredited individuals. The offering, which was scheduled to expire on February 3, 2004, was increased to $1,000,000 and was extended to February 29, 2004 and further extended until its termination on June 25, 2004. Subsequently through June 25,
                2004, ten additional notes aggregating $775,000 were sold of which $100,000 was repaid by December 31, 2004. Since the
                Company has not generated revenues from its inception and since management does not anticipate the Company will generate
                sufficiently substantial revenues from the sale of its products in an amount necessary to

                                      F-7

                meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue to operate.

NOTE  1   -     PLAN OF ORGANIZATION:  (Continued)

                (a)  Organization and Presentation of Financial Statements:
                     (Continued)

                         Towards that end the Company has contracted with a
                placement agent, on a best efforts basis, to sell up to
                20,000,000 units of the Company's securities to the public at a purchase price of $0.25 per unit. Each unit consists of one share of the Company's common stock, one Class A warrant to buy a share of the Company's common stock at $.50 and two Class B warrants to each purchase one share of the Company's common stock for $1.00. The Company will pay the placement agent
                commission of 8% of the proceeds of all the units placed by the placement agent and a non-accountable expense allowance of 3% of the proceeds of all the shares placed by the placement agent. In addition to the placement agent's cash compensation, the Company has agreed to give the placement agent warrants to purchase up to 1,600,000 units at a purchase price of $.3125 per unit which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one unit for every 12.5 units sold by the placement agent. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant. Through December 31,
                2004, the Company sold 2,550,000 units aggregating cash
                proceeds, after deducting the placement agent 8% commission, of
                $586,500. The placement agent's 3% expense allowance of $19,125 has not been paid and is included in accrued expenses at
                December 31, 2004. Through the offering's termination on
                February 15, 2005, an additional 360,000 units were sold
                generating $82,800 in cash, net of the 8% commission.

                (b)  Principal Business Activity:

                         The Company is a development stage start-up
                pharmaceutical Company focusing on the development and
                commercialization of innovative products for the treatment of debilitating diseases. Management has no clinical experience in the development of pharmaceutical products and intends to rely, in part, on academic institutions and on clinical research institutions to conduct and monitor certain clinical trials. The
                Company and its products are subject to comprehensive regulation by the United States Food and Drug Administration (FDA) in the
                United States of America and by comparable authorities in other countries. In addition, certain clinical trials for our products are conducted by government-sponsored agencies. Because the conduct of such trials will be dependent on government funding and participation, the Company will have less control over such trials than if it were the sponsor of these trials. As a result, there can be no assurance that these trials will commence or be completed as planned.

                         Currently, the Company is the exclusive licensee of a
                medical compound which has certain derivatives that are (i)
                directed towards the treatment of cancer as a site directed chemotherapeutic agent that selectively attacks only cancer cells through a specific delivery device depending on the organ in which the cancer is located in the body and (ii) directed towards anti-HIV activity which

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-8

                could be used either systemically as an AIDS therapy, or locally as a microbicide to prevent the sexual acquisition of HIV.

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:

                (a)  Basis of Presentation:

                         The accompanying financial statements have been
                prepared in accordance with accounting principles generally accepted in the United States of America.

                (b)  Revenue Recognition:

                         Through December 31, 2004, the Company did not have any
                revenues and is in the development stage. The Company will recognize revenues in accordance with accounting principles generally accepted in the United States of America. Revenues from the sale of its products will be recognized when shipped to its customers. Royalties earned from the licensing of its
                products to other pharmaceutical entities will be recorded on a pro-rata basis over the life of the contract effectuating the royalty.

                (c)  Use of Estimates:

                         The preparation of financial statements in conformity
                with accounting principles generally accepted in the United
                States of America requires management to make estimates and assumptions that affect certain reported amounts and
                disclosures. Accordingly, actual results could differ from those estimates.

                (d)  Sponsored Research and Development Costs:

                         Sponsored research and development costs (R&D) are
                expensed at the earlier of when they are paid or when the R&D is performed. R&D costs to date have consisted of the minimum payments required under a sponsored research agreement between the Company and Weill Medical College of Cornell University
                ("WMC"). The three year agreement which commenced on June 19,
                2002 requires the Company to pay an aggregate of $1,250,000 to
                Cornell for research costs and overhead associated with the research. In July 2002 and 2003, respectively, payments of
                $500,000 and $375,000 were made to WMC and the remaining
                $375,000 was paid in July 2004.

                         In January 2004, the Company entered into a second
                sponsored research agreement, as amended, with WMC for three years ending in October 2007. The Company has agreed to sponsor research in other uses of certain oncological technologies for an aggregate of $1,000,000 - of which $75,000 was paid in July
                2004, and $112,500 was payable in November 2004 of which only
                $62,500 was paid at December 31, 2004. The unpaid balance due under the terms of the contract is included as a liability on the accompanying financial statements at December 31, 2004. On
                March 1, 2005 the agreement was amended for the remaining
                balance to be paid as follows; $187,500 in July 2005, $312,500 in of December 2005 and $312,500 in December 2006. The Company,
                in return for

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-9

                its research funding, received a first right of refusal to acquire a royalty-bearing license to market the technology developed by the researchers.

                         The Company or WMC may cancel the agreement with prior
                notice. If cancelled, the Company would not be liable for any further payments but WMC can use all monies paid to meet its commitments to third parties involved in the R&D. Based upon budgets submitted by the chief R&D investigator for WMC, all funds have been committed for expenditure.

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:
                (Continued)

                (d)  Sponsored Research and Development Costs: (Continued)

                         Although the pro rata amortization of the entire R&D
                cost is less than the amounts paid in fiscal 2002, 2003 and
                2004, management, because there is no evidence that the R&D will result in a commercially viable product, has charged the entire scheduled payments to operations at the earlier of when paid or scheduled to be paid. If the R&D was charged to operations ratably, the net loss and R&D expense in 2002 would be reduced by $250,000 with an increase in prepaid expenses, working
                capital, total assets and stockholders' equity of $250,000. In each of fiscal 2004 and 2003, there would be no effect to the results of operations but the prepaid expenses, working capital, total assets and stockholders' equity would be increased by the same $250,000.

                         Additionally, the agreements require the Company to
                reimburse WMC for certain costs incurred in obtaining patents for any technology developed through the sponsored research.
                Fees for patent attorneys of $52,146 in 2002 and $7,682 in 2003 and $49,295 in 2004 were charged to operations.

                         Each of the agreements provides the Company with an
                exclusive license to the technology developed under the research and development agreement. The Company paid an initial license fee of $50,000 in fiscal 2002 for the first research license and
                $50,000 in 2004 for the second research license. As there is no evidence that any technology developed from the research will be commercially viable, management charged the initial payments to operations in the period paid. The license agreements require additional payments upon the attainment of certain milestones -
                initiation of clinical trials and FDA or equivalent approval of products developed. If all milestones are attained, then the
                Company would be required to pay an aggregate of $2,187,500 for the license.

                (e) Deferred Registration Costs:

                          COSTS INCURRED IN CONNECTION WITH THE PROPOSED INITIAL
                SALE OF THE COMPANY'S SECURITIES TO THE PUBLIC OF $231,134 HAVE
                BEEN OFFSET AGAINST THE PROCEEDS FROM THE SALE OF THE SECURITIES
                AND CHARGED TO ADDITIONAL PAID-IN CAPITAL.

                (f) Recently Issued Accounting Pronouncements:

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-10

                         In December 2003 the FASB issued Interpretation No. 46
                (Revised) "Consolidation of Variable Interest Entities". This
                interpretation of Accounting Research Bulletin No. 51,
                "Consolidated Financial Statements", describes the circumstances under which a variable special purpose entity is to be
                consolidated with entities that do not have the characteristics of a controlling interest in the special purpose entity.

                         In April 2003, the FASB issued SFAS No. 149 which
                amends and clarifies SFAS No. 133,  "Accounting for Derivative
                Instruments and Hedging Activities."

                         In May 2003, the FASB issued SFAS No. 150, "Accounting
                for Certain Instruments with Characteristics of Both Liabilities and Equity." This statement establishes standards for how an issuer classifies certain financial instruments with
                characteristics of both liabilities and equity.

                         Management believes the adoption of these
                pronouncements will not have a material impact on the Company.

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES:
                (Continued)

                (e)  Earnings Per Share:

                         The Company adopted Statement of Financial Accounting
                Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common
                stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

NOTE  3  -      RELATED PARTY TRANSACTIONS.

                           Liabilities to related parties consist of the
                following at December 31, 2004 and 2003:

                                                      December 31,
                                                ------------------------
                                                   2004          2003
                                                   ----          ----

Notes Payable - Stockholders                    $  700,000   $  300,000
                                                ==========   ==========

Accrued Expenses and other current Liabilities:
       Accrued salaries                         $  225,000           $-
       Consulting fees                             127,000           --
       Professional fees                            17,683       16,594
       Interest                                    208,388       65,007
       Sundry operating expenses                     3,000           --
                                                ----------   ----------
                                                $  581,071   $   81,601
                                                ==========   ==========

Total Related Party Liabilities                 $1,281,071   $  381,601
                                                ==========   ==========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-11

                a)   Notes Payable - Chairman:

                         In July 2002, a founding shareholder and the Chairman
                of the Company personally paid $350,000 to WMC University on behalf of the Company in partial satisfaction of the Company's commitment to fund research under the sponsored research and development agreement. The Company issued this director its 15%
                interest bearing note payable on August 17, 2002. The director agreed to extend the due date initially to March 31, 2003, then to June 30, 2003, then to September 30, 2003, then to March 31,
                2004, then to May 31, 2004 and currently to December 31, 2004.
                During 2004 and 2003, $150,000 and $75,000, respectively, of loan principal was repaid. In return for the director's
                extension of the note from March 31, 2003 to June 30, 2003, the
                Company issued this director 5,000,000 shares of its common stock whose fair value at the date of issuance was $250,000 which was charged to operations in 2003 as interest expense. The fair value of the shares issued was based upon the per share price which the Company was offering at that time to accredited investors through a private placement of its common stock.
                Interest expense charged to operations on this debt was $41,578 and $40,383 in the 2004 and 2003, respectively. At December 31,
                2004 and 2003, the director was owed accrued interest of
                $105,982 and $64,404, respectively, on this indebtedness which is included in the accompanying financial statements under the caption accrued expenses - related parties.

NOTE  3  -      RELATED PARTY TRANSACTIONS.  (Continued)

                (b)  Notes Payable - Others - Subject to Rescission:

                         In November 2003, the Company commenced a $500,000
                private placement of its 20% interest bearing notes to
                accredited investors. On May 31, 2004 the total note private placement was increased to $1,000,000. A stockholder purchased a note for $25,000 payable on November 7, 2004 plus accrued
                interest. Accrued interest on this obligation of $603 was
                charged to operations in 2003 and is included in accrued
                expenses - related parties at December 31, 2003. Through June
                25, 2004 when the private placement was terminated, eight
                stockholders and a personal friend of the Company's CEO acquired eleven (11) notes aggregating $800,000. Interest charged to operations in fiscal 2004 was $101,790 and is included in
                accrued expenses - related parties. At December 31, 2004,
                $125,000 of the notes were repaid. Management of the Company offered the notes to only accredited individuals, all but one of whom were stockholders at the time they were offered these notes. Management did not seek investors outside of its own stockholders and a few other individuals who are longstanding business associates of the Company's officers. Management of the
                Company did not solicit any other person to buy these notes.

               (c)  Legal Fees:

                         The Company's general and securities counsel is an
                original shareholder of the Company. During the period from inception to September 30, 2004, these attorneys rendered
                services aggregating $216,995. $36,460 of the total was charged to additional paid-in capital for legal services rendered in connection with the Company's private placements of its common stock. $75,226 is for legal services in connection with the
                Company's initial offering of its securities to the public. The remainder was for general corporate matters of which $38,589,

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-12

                $7,603 and $51,243 was charged to operations in fiscal 2004,
                2003 and 2002, respectively. A portion, $11,841, of these legal fees was paid by a director of the Company who was subsequently reimbursed by the Company in September 2002. At December 31,
                2004 and December 31, 2003, unpaid fees aggregated $17,683 and
                $16,594, respectively, and are included in accrued expenses -
                related parties.

                (d)  Consulting Agreement:

                         The Company in January 2004 retained the services of
                its Chairman to assist senior management in identifying
                opportunities and developing strategies to enhance the Company's value through a five year consulting agreement. The Chairman will receive $120,000 annually for his services and a monthly car allowance of $1,000. At December 31, 2004, the Chairman is owed $120,000 for his consulting services and $3,000 for his car allowance. This liability is included in accrued expenses -
                related parties at December 31, 2004.

                (e)  Placement Agent Fees:

                         The Company's president controlled a corporate
                placement agent which placed the Company's two private sales of its common stock to accredited investors. The placement agent firm received $9,500 in 2001, $25,000 in 2002, $70,950 in 2003 and $0 in 2004, in commissions and fees for its services.

                (f) Lease:

                         The Company leases its Stamford, Connecticut premises
                from a corporation whose Chairman and CEO is the Company's
                Chairman. The lease commenced in March 2004 and is for one year which is automatically renewable for an additional one year term. Rental is $350 per month.

 NOTE  3  -     RELATED PARTY TRANSACTIONS.  (Continued)

                (g)  Employment Contract:

                         The Company entered into a four year employment
                contract with its CEO on January 1, 2004. The CEO is to be paid
                $250,000 annually, an automobile allowance of $12,000 annually plus all other benefits which are or will be provided to other executive officers and employees of the Company. Additionally, the CEO is to receive annually a cash incentive bonus equal to
                1% of the after-tax net income of the Company as defined. At
                December 31, 2004, the CEO is owed $225,000 of his salary which is included in accrued expense - related parties. The CEO was paid in 2004 $15,530 in reimbursement of telephone costs and medical and disability insurance expenses he had previously paid on of behalf of the Company.

NOTE  4  -      INCOME TAXES.

                           The Company does not have any currently payable or
                deferred federal or local tax benefit since its inception to
                December 31, 2004. At December 31, 2004, the Company had federal and state net operating loss carry forwards amounting to
                approximately $2,366,000 available to reduce future taxable income, of which $633,000 expires in 2022, $700,000 expires in
                2023, and $1,033,000 expires in 2024. The Company also federal research and development tax credits aggregating $256,000 of which $90,000 $68,000 and $98,000 expire in 2022, 2023 and

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-13

          $1,033,000 expires in 2024. The Company also has federal research and development tax credits aggregating $256,000 of which $90,000, $68,000 and $98,000 expire in 2022, 2023 and 2024, respectively. Management is unable to determine if the utilization of the future tax benefit is more likely than not to occur and, accordingly, the deferred federal and state tax assets of approximately $94,000 and $1,289,000 at March
          31, 2005 and December 31, 2004 have been fully reserved. A reconciliation of the actual tax provision to the expected statutory rate is as follows:



                                                      For the Year Ended December 31,             Cumulative From
                                                 -------------------------------------------       (Inception) To
                                                           2004                    2003           December 31, 2004
                                                 ---------------------    ------------------     --------------------

Loss before income taxes                         ($1,476,389)             ($767,166)             ($2,967,245)
                                                 ------------             ----------             ------------

Expected statutory tax benefits                    (502,000)  -34.0%     (261,000)  -34.0%     (1,009,000)  -34.0%
Research credit                                    (65,000)   -4.4%     (45,000)   -5.9%       (169,000)   -5.7%
State tax benefit net of federal tax               (51,000)   -3.5%     (18,000)   -2.3%       (111,000)   -3.7%
Tax asset valuation reserve                          618,000    41.9%       324,000    42.2%       1,289,000    43.4%
                                                 ------------             ----------             ------------
Total tax benefit                                  $     -                 $    -                 $     -
                                                 ============             ==========             ============


NOTE  5  -        ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES.

                         Accured expenses and other current liabilities consist
          of the following at:

                                          December 31,
                                          ------------
                                     2004              2003
                                     ----              ----

Professional fees                   $34,677           $15,000
Due to placement agent               19,175                --
Payroll taxes                         3,872             3,160
Franchise taxes payable               1,637             2,000
Sundry operating expenses            16,400             4,525
                                    -------           -------
                                    $75,761           $24,685
                                    =======           =======

NOTE  6  -        COMMON STOCK.

                         On February 21, 2001, the founding, original
          shareholders, all of whom are accredited investors, subscribed for
          202,700,000 shares of common stock for an aggregate of $20,270 of which $140 was paid in 2001 and the balance in 2002.

                         In payment for administrative services rendered in
          conjunction with the organizing of the Company, four persons received
          450,000 shares of the Company's common stock whose fair value was $45 as determined by the then per share price ($.0001) paid by the founding and original shareholders.

                         In 2003, the Chairman was issued 5,000,000 shares of
          the Company's common stock as compensation for the Chairman's extending the due date of his

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-14

          $350,000 note to June 30, 2003. The fair value of the securities of
          $250,000 was charged to operations as additional interest expense.

                         The Company in January 2004 issued 500,000 shares of
          its common stock to an individual as an inducement to become a member of the Company's Board of Directors. The fair value of the common shares issued of $125,000 was charged to operations upon issuance. The fair value was based upon the per share value $0.25 ascribed to the
          Company's initial public offering of its securities. See below.

          Private Placements of the Company's Securities:

                         In September 2001, the Company commenced the sale of
          60,000,000 of its unregistered common shares to accredited investors for $.005 per share. The Company received $79,309 in proceeds (net of
          $16,191 in offering costs) in 2001 and $178,095 (net of $23,809 in offering costs) in 2002 from this private offering.

                         In July 2002 the Company commenced another private
          placement of 15,000,000 unregistered shares of its common stock to accredited investors for an aggregate of $750,000 ($.05 per share).
          The Company received $5,115 in net proceeds from the sale of 810,000 shares of its common stock in 2002 and $638,550 in net proceeds from the sale of 14,190,000 shares of its common stock in 2003.

                         In November 2003 the Company commenced an offering for
          up to $500,000 of its 20% interest bearing one year unregistered notes to accredited investors. The offering amount was increased to
          $1,000,000. The note offering was to expire on February 3, 2004 but was extended to February 29, 2004 and further extended until its termination on June 25, 2004. Through June 25, 2004 eleven notes in the amount of $800,000 were sold. These notes were offered to all accredited individuals, all but one whom are stockholders of the
          Company. The Company did not go out into the open market to solicit individuals to buy these notes.

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-15

NOTE 6  -  COMMON STOCK. (Continued)

          Initial Sale of the Company's Securities to the Public:

                         The Company entered into an agreement with a placement
          agent to offer for sale to the public, on a best efforts basis, up to
          20,000,000 units of the Company's securities to the public at a purchase price of $0.25 per unit. Through February 15, 2005, the date the offering was terminated, the Company has received $727,500 in gross proceeds from the sale of 2,910,000 units of securities to the public. Each unit consists of one share of the Company's common stock, one Class A warrant to buy a share of the Company's common stock at
          $.50 and two Class B warrants to each purchase one share of the
          Company's common stock for $1.00. The Company paid a placement agent commission of 8% of the proceeds ($58,200) of all the units placed by the placement agent and a non-accountable expense allowance of 3% of the proceeds ($21,825) of all the shares placed by the placement agent which were charged to Additional paid-in capital. The expense allowance was not paid at March 31, 2005 and is included in accrued expenses. Upon the sale of the units, deferred offering costs of
          $231,134 were charged to additional paid-in capital. In addition to the placement agent's cash compensation, the Company agreed to give the placement agent warrants to purchase up to 1,600,000 units at a purchase price of $.3125 per unit which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one unit for every 12.5 units sold by the placement agent. At March 31, 2005, the placement agent has not has not been issued nor has it exercised the 204,200 placement agent warrants that it is entitled to receive. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant.

NOTE  7  -  COMMITMENTS AND CONTINGENCIES.

           (a) Sponsored Research and License Agreements.

                         In June 2002, the Company simultaneously entered into a
           three year Sponsored Research Agreement with the Weill Medical
           College of Cornell University ("WMC") and a license agreement with
           Cornell Research Foundation, Inc., a subsidiary of Cornell University
           ("Cornell"). In January 2004, the Company entered into a three year
           Sponsored Research Agreement with WMC which became effective on
           October 1, 2004. In July 2004, the Company executed an Amendment to the License Agreement. The agreements require the Company to fund the research for a medical compound which has certain derivatives that are (i) directed towards the treatment of cancer as a site directed chemotherapeutic agent that selectively attacks only cancer cells through a specific delivery device depending on the organ in which the cancer is located in the body and (ii) directed towards anti-HIV activity which could be used either systematically as an AIDS therapy, or locally as a microbicide to prevent the sexual acquisition of HIV. In return for the research funding the Company became the exclusive licensee for the commercial use of any product derived from the research.

                         In January 2004, the Company entered into a second
          sponsored research agreement, as amended, with WMC for three years ending in October 2007. The Company has agreed to sponsor research relating to betulinol derivatives intended to be used to treat
          HIV/AIDS for an aggregate of $1,000,000, of which $75,000 was paid in
          July 2004, and $112,500 was payable in November 2004 of

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-16

          which $40,000 was not paid at December 31, 2004 and is included as a liability on the accompanying financial statements at December 31,
          2004. On March 1, 2005 the agreement was amended for the remaining balance to be paid as follows: $40,000 on May 1, 2005, $187,500 in
          July 2005, $312,500 in December 2005 and $312,500 in December 2006.
          The Company, in return for its research funding, received a first right of refusal to acquire a royalty-bearing license to market the technology developed by the researchers.

NOTE  7  -      COMMITMENTS AND CONTINGENCIES.  (Continued)

          (a) Sponsored Research and License Agreements. (Continued)

                           Under the License Agreement, the Company is required
          to pay a portion of any costs associated with obtaining patents on the technology derived from the research. In order for the Company to maintain its exclusive license arrangement, as amended, the Company must make additional payments when and if certain milestones are achieved. The milestones and the amounts due are as follows:

                     Submission of Investigative New Drug
                       Application to the FDA or equivalent      $    50,000
                     Initiation of Phase I Clinical Trial             62,500
                     Initiation of Phase II Clinical Trial           125,000
                     Initiation of Phase III Clinical Trial          200,000
                     FDA or Equivalent Body Approval               1,000,000
                     First Anniversary after FDA Approval            750,000

                         The amended license agreement required non-refundable
          initial payments of $50,000 in 2002 for the cancer therapeutic technology license and $50,000 paid in 2004 for the HIV license. The term of the license extends up to the expiration date of any patent granted from the R&D technology. The license requires the Company to make royalty payments of up to 7% from the sale of any product developed through the R&D technology. Commencing one year after the first sale of any R&D related product, the Company is required to make annual minimum royalty payments of $100,000 for as long as the Company remains licensee. Cornell is also entitled to a percentage of the proceeds received by the Company from its sub-licensees and from the sale or transfer of any part of its rights and interest in the license. The Company may terminate the license agreement at any time provided that all amounts owed under the agreement are paid and that the sale of all products developed from the R&D technology by the
          Company or its sub-licensees must cease and the license is returned to
          Cornell.

                         Although it is impractical to predict when, or if, each
          of the milestones may be achieved, it is likely that FDA approval, if it is ever achieved, will not occur until 2011. The Company has committed to Cornell to spend an aggregate of $10,000,000 by December
          31, 2008 for the development of the technology.

          (b) Lease:

                         The Company and a corporation controlled by the lead
          researcher employed by WMC to undertake the sponsored research have entered into an arrangement whereby the Company is entitled to use the researcher's apartment

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-17

          in New York City for $1,500 per month through July 2004. The arrangement provides for automatic yearly renewals. The researcher has agreed to credit the company for its use fee any and all furnishings the company purchases for use in the apartment. The Company in 2004 and 2003 acquired $6,387 and $45,494 of furnishings and improvements to the apartment and received a credit from the owner of $4,500 for the three months ended March 31, 2005 and 2004. At December 31, 2004 and March 31, 2005, the balance of the furnishings costs was included in deferred rent.

                         Commencing in March 2004, the Company also occupies
          office space in Stamford, Connecticut for $350 per month. The office is leased from a corporation whose CEO is the Company's Chairman on an annual basis. The lease term is one year and shall automatically renew for one year terms unless terminated in writing by either party. Rent charged to operations in 2005 was $1,050.

NOTE  7  -      COMMITMENTS AND CONTINGENCIES.  (Continued)

          (c) Employment and Consulting Agreements:

                         The Company has an employment agreement with its CEO
          and a consulting Agreement with its Chairman. See Note 3. The Company also has a consulting agreement with the chief research investigator whereby the investigator receives $1,000 per day for attendance at meetings that management requires his presence. In fiscal 2004, 2003, and 2002 the investigator was paid $7,000, $3,000 and $5,000 respectively.



                                   1st Quarter      2nd Quarter     3rd Quarter     4th Quarter

December 31, 2004:
------------------
Net loss                            ($280,250)       ($329,277)      ($620.998)      ($245,864)
                                    ==========       ==========      ==========      ==========

Loss per share                        ($.00)           ($.00)          ($.00)         ($0.00)
                                      ======           ======          ======         =======

Shares used in computation         283,522,2228     283,650,000     283,785,435     285,448,478
                                   ============     ===========     ===========     ===========

December 31, 2003:
------------------
Net loss                            ($32,023)        ($278,374)      ($444,311)      ($12,458)
                                    =========        ==========      ==========      =========

Loss per share                        ($.00)           ($.00)          ($.00)          ($.00)
                                      ======           ======          ======          ======

Shares used in computation         268,607.778      270,866,522     280,933,478     283,150,000
                                   ===========      ===========     ===========     ===========


                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      F-18

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                                 MARCH 31, 2005
                                   (Unaudited)

                                     ASSETS

Current assets:
  Cash                                                              $    17,290
  Prepaid insurance                                                       3,875
                                                                    -----------
        Total current assets                                             21,165

Other assets:
  Deferred rent                                                          20,380
                                                                    -----------
        Total assets                                                $    41,545
                                                                    ===========

               LIABILITIES AND STOCKHOLDERS' CAPITAL DEFICIENCY

Current liabilities:
  Notes payable - stockholders                                      $   700,000
  Sponsored research obligation                                          40,000
  Accrued expenses - related parties                                    697,751
  Accrued expenses and other current liabilities                         97,658
                                                                    -----------
        Total current liabilities                                     1,535,409
                                                                    ===========

Commitments and contingencies                                                --

Stockholders' capital deficiency:
  Common stock - $.0001 par value
    Authorized - 750,000,000 shares
    Issued  and outstanding - 286,560,000 and                            28,656
       286,200,000, respectively
  Additional paid-in capital                                          1,684,069
  Deficit accumulated in the development stage                       (3,206,589)
                                                                    -----------
        Total stockholders' capital deficiency                       (1,493,864)
                                                                    -----------

        Total liabilities and stockholders'
          capital deficiency                                        $    41,545
                                                                    ===========

                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      I-1

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                            Cumulative From
                                         For the Three     For the Three   February 21, 2001
                                          Months Ended      Months Ended    (Inception) to
                                         March 31, 2005    March 31, 2004   March 31, 2005
                                         --------------    --------------   --------------

Revenues                                  $          --    $          --    $          --

Operating expenses:
  Research and development                           --               --        1,497,328
  Consulting fees - related party                33,000           30,000          168,000
  Compensatory element of stock
    issuance to a director                           --          125,000          125,000
  License costs                                      --               --          100,000
  Web site costs                                     --               --           28,000
  General and administrative (including
    related party expenses)                     172,942          111,432          798,233
                                          -------------    -------------    -------------
Total operating expenses                        205,942          266,432        2,716,561
                                          -------------    -------------    -------------
Loss from operations                           (205,942)        (266,432)      (2,716,561)
                                          -------------    -------------    -------------

Other (Income) expenses:
  Interest expense                               33,438           13,822          491,813
  Interest income                                   (36)              (4)          (1,785)
                                          -------------    -------------    -------------
Total other expenses                             33,402           13,818          490,028
                                          -------------    -------------    -------------
Net loss                                  ($    239,344)   ($    280,250)   ($  3,206,589)
                                          =============    =============    =============

Per share data:
  Loss per share - basic and diluted              ($ - )           ($ - )
                                          =============    =============

Weighted average number of
  shares outstanding                        286,404,000      283,522,222
                                          =============    =============


                       SEE NOTES TO FINANCIAL STATEMENTS.

                                      I-2

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

             STATEMENTS OF STOCKHOLDERS' CAPITAL EQUITY (DEFICIENCY)

       FOR THE PERIOD FROM FEBRUARY 21, 2001 (Inception) TO MARCH 31, 2005



                                                                                            Deficit                         Total
                                                                                          Accumulated                  Stockholders'
                                                       Common Stock           Additional    in the          Stock          Equity
                                              --------------------------        Paid-In   Development    Subscriptions    (Capital
                                                   Shares         Amount        Capital      Stage        Receivable     Deficiency)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at February 21, 2001 - Inception        202,700,000   $    20,270   $        --   $        --    $   (20,270)   $        --

Payment of common stock subscriptions                    --            --            --            --            140            140

Compensatory element of common stock
  issued for services rendered                      450,000            45            45

Proceeds from sale of common stock               19,000,000         1,900        77,409        79,309

Net loss for the period from Inception
  to December 31, 2001                                   --            --            --          (450)            --           (450)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at December 31, 2001                    222,150,000        22,215        77,409          (450)       (20,130)        79,044

Payment of common stock subscriptions                    --            --            --        20,130         20,130

Proceeds from sale of common stock               41,810,000         4,181       179,029            --             --        183,210

Net loss for the year ended
  December 31, 2002                                      --            --            --      (723,240)            --       (723,240)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at December 31, 2002                    263,960,000        26,396       256,438      (723,690)            --       (440,856)

Proceeds from sale of common stock               14,190,000         1,419       637,131       638,550

Compensatory element of common stock
  issued as payment of interest                   5,000,000           500       249,500       250,000

Net loss for the year ended
  December 31, 2003                                      --            --           - (767,166)            --       (767,166)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at December 31, 2003                    283,150,000        28,315     1,143,069    (1,490,856)            --       (319,472)

Compensatory element of common stock
  issued for services rendered                      500,000            50       124,950       125,000

Sale of securities                                2,550,000           255       335,986       336,241

Net loss for the year ended December 31, 2004            --            --            --    (1,476,389)            --     (1,476,389)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at December 31, 2004                    286,200,000        28,620     1,604,005    (2,967,245)            --     (1,334,620)

Sale of securities                                  360,000            36        80,064        80,100

Net loss for the period ended March 31, 2005             --            --            --      (239,344)            --       (239,344)
                                             --------------   -----------   ------------  -----------    -------------- ------------

Balance at March 31, 2005 (Unaudited)           286,560,000   $    28,656   $ 1,684,069   $(3,206,589)          $ --   $ (1,493,864)
                                             --------------   -----------   ------------  -----------    -------------- ------------


                      SEE NOTES TO FINANCIAL STATEMENTS

                                      I-3

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                                                                                         Cumulative From
                                                          For the Three   For the Three  February 21, 2001
                                                           Months Ended    Months Ended   (Inception) to
                                                          March 31, 2005  March 31, 2004  March 31, 2005
                                                          --------------  --------------  --------------

Cash flows from operating activities:
  Net loss                                                  ($  239,344)   ($  280,250)   ($3,206,589)
                                                            -----------    -----------    -----------
  Adjustments to reconcile net loss
      to net cash provided by (used in)
      operating activities:
    Compensatory element of common
      stock issued for services                                                125,000        125,045
    Compensatory element of common
      stock issued in payment of interest                            --             --        250,000
    Increase (decrease) in cash flows as
        a result of changes in asset and
        liability account balances:
      Prepaid expenses                                            3,321          3,280         (3,875)
      Deferred rent                                               4,500         (1,419)       (20,380)
      Accrued expense - related parties                         116,681        178,253        697,752
      Sponsored research obligation                             (10,000)            --         40,000
      Accrued expenses and other current liabilities             21,897         67,343         97,658
                                                            -----------    -----------    -----------
  Total adjustments                                             136,399        372,457      1,186,200
                                                            -----------    -----------    -----------

Net cash provided by (used in) operating activities            (102,945)        92,207     (2,020,389)
                                                            -----------    -----------    -----------

Cash flows from financing activities:
  Proceeds from notes payable - stockholders                         --        200,000      1,150,000
  Repayments of notes payable - stockholders                         --       (100,000)      (450,000)
  Deferred registration costs                                        --       (128,494)            --
  Proceeds from sale of common stock                             80,100             --      1,337,680
                                                            -----------    -----------    -----------
Net cash provided by (used in) financing activities              80,100        (28,494)     2,037,680
                                                            -----------    -----------    -----------
Increase (decrease) in cash                                     (22,845)        63,713         17,291
Cash at beginning of period                                      40,136          3,105             --
                                                            -----------    -----------    -----------

Cash at end of period                                       $    17,291    $    66,818    $    17,291
                                                            ===========    ===========    ===========

Supplemental Disclosures of Cash Flow Information:
  Cash paid during the period:
    Interest                                                $        --    $        --    $        --
                                                            ===========    ===========    ===========
    Taxes                                                   $        --    $       363    $        --
                                                            ===========    ===========    ===========

Supplemental Schedules of Noncash
    Investing and Financing Activities:
  Common stock issued for services                          $        --    $   125,000    $   125,045
                                                            ===========    ===========    ===========
  Common stock issued as payment for
     interest on note payable                               $        --    $        --    $   250,000
                                                            ===========    ===========    ===========


                       SEE NOTES TO FINANCIAL STATEMENTS

                                      I-4

                           MARC PHARMACEUTICALS, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2005
                                   (Unaudited)

NOTE  1  -      PLAN OF ORGANIZATION.

          (b)  Organization and Presentation of Financial Statements:

                         Marc Pharmaceuticals, Inc. (the "Company") was
          incorporated in the State of Delaware on February 21, 2001 at which time the founding and original stockholders subscribed for 202,700,000 shares of the Company's common stock for an aggregate of $20,270. $140 of the stock subscriptions were paid in 2001 and the balance in 2002.
          Effective February 21, 2001 four persons were issued 450,000 shares of the Company's common stock for administrative services rendered. Since its inception through December 31, 2004, the Company has not generated any significant revenues and has not carried on any significant operations. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the accompanying financial statements, the Company had a working capital deficiency of $1,514,244 and $1,359,500 at March 31, 2005 and
          December 31, 2004, respectively, and has incurred net losses of
          $239,344 and $280,250 for the three months ended March 31, 2005 and
          2004, respectively, and had an accumulated deficit of $3,206,589 at
          March 31, 2005.

                         These conditions raise substantial doubt about the
          Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management's efforts have been directed towards the development and implementation of a plan to develop various pharmaceutical products to the point at which they may be sold. This plan necessarily means that it will be at least several years before the Company will generate sufficient revenues to cover all of its present and future costs and expenses. The Company's sources of cash to fund its operations have been the sales of its securities to accredited investors. Through 2004 the Company received
          $961,725 in proceeds (net of placement costs) from the sale of
          203,790,000 unregistered shares of its common stock to its original founding stockholders and 75,000,000 unregistered shares of its common stock to accredited investors in two private placements. In July 2002 the Company issued its $350,000 note payable to one of its directors as reimbursement for funds the director had paid on the Company's behalf for certain research and development costs. Through March 31,
          2005, $225,000 of this note was repaid. In November 2003 the Company commenced a private offering of up to $500,000 of its 20% interest bearing notes to accredited investors. The offering, which was scheduled to expire on February 3, 2004, was increased to $1,000,000 and was extended to February 29, 2004 and further extended until its termination on June 25, 2004. Through June 25, 2004, eleven notes aggregating $800,000 were sold of which $225,000 was repaid by March
          31, 2005.

                         In 2004 the Company contracted with a placement agent,
          on a best efforts basis, to sell up to 20,000,000 units of the
          Company's securities to the public at a purchase price of $0.25 per unit. Each unit consisted of one share of the Company's

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      I-5

          common stock, one Class A warrant to buy a share of the Company's common stock at $.50 and two Class B warrants to each purchase one share of the Company's common stock for $1.00. The Company paid the placement agent a commission of 8% of the proceeds of all the units placed by the placement agent and a non-accountable expense allowance of 3% of the proceeds of all the units placed by the placement agent.
          In addition to the placement agent's cash compensation, the Company has agreed that the placement agent will receive a warrant to purchase one unit for every

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-6

NOTE  1   -     PLAN OF ORGANIZATION.  (Continued)

          (a) Organization and Presentation of Financial Statements: (Continued)

          12.5 units sold by the placement agent at a purchase price of $.3125 per unit which will be exercisable for a period of 5 years, The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant. Through March 31, 2004, the Company sold 2,910,000 units aggregating cash proceeds, after deducting the placement agent's 8% commission, of $669,300. The placement agent's 3% expense allowance of $21,825 has not been paid and is included in accrued expenses at March 31, 2005.

                         Since the Company has not generated revenues from its
          inception and since management does not anticipate the Company will generate sufficiently substantial revenues from the sale of its products in an amount necessary to meet its cash needs for the next twelve months, management believes the Company will need additional financing to continue to operate. Towards that end management in April
          2005 commenced a private placement of 2,750,000 shares of its unregistered common stock to accredited investors at $0.10 per share.
          Through May 9, 2005, eleven accredited investors purchased 750,000 shares for an aggregate proceeds to the Company of $75,000.

          (b) Principal Business Activity:

                         The Company is a development stage start-up
          pharmaceutical Company focusing on the development and
          commercialization of innovative products for the treatment of debilitating diseases. Management has no clinical experience in the development of pharmaceutical products and intends to rely, in part, on academic institutions and on clinical research institutions to conduct and monitor certain clinical trials. The Company and its products are subject to comprehensive regulation by the United States
          Food and Drug Administration (FDA) in the United States of America and
          by comparable authorities in other countries. In addition, certain clinical trials for our products are conducted by government-sponsored agencies. Because the conduct of such trials will be dependent on government funding and participation, the Company will have less control over such trials than if it were the sponsor of these trials.
          As a result, there can be no assurance that these trials will commence or be completed as planned.

                         Currently, the Company is the exclusive licensee of
          certain compounds for use towards the treatment of cancer as site directed chemotherapeutic agent that selectively attack only cancer cells through a specific delivery device depending on the organ in which the cancer is located in the body which have directed towards anti-HIV activity and which could be used either systemically as an
          AIDS therapy, or locally as a microbicide to prevent the sexual acquisition of HIV.

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES.

(a) Basis of Presentation:

                         The accompanying financial statements have been
          prepared in accordance with accounting principles generally accepted in the United States of America. In the opinion of management, the statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the financial position as of March

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-7

          31, 2005 and the results of operations and cash flows for the three months ended March 31, 2005 and 2004. The results of operations for the three months ended March 31, 2005 and 2004 are not necessarily indicative of the results to be expected for the full year.

               (g)  Revenue Recognition:

                         Through March 31, 2005, the Company did not have any
          revenues and is in the development stage. The Company will recognize revenues in accordance with accounting principles generally accepted in the United States of America. Revenues from the sale of its products will be recognized when shipped to its customers. Royalties earned from the licensing of its products to other pharmaceutical entities will be recorded on a pro-rata basis over the life of the contract effectuating the royalty.

               (h)  Use of Estimates:

                         The preparation of financial statements in conformity
          with accounting principles generally accepted in the United States of
          America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                (d) Sponsored Research and Development Costs:

                         Sponsored research and development costs (R&D) are
          expensed at the earlier of when they are paid or when the R&D is performed. R&D costs to date have consisted of the minimum payments required under a sponsored research agreement between the Company and
          Weill Medical College of Cornell University ("WMC"). The three year agreement which commenced on June 19, 2002 requires the Company to pay an aggregate of $1,250,000 to Cornell for research costs and overhead associated with the research. In July 2002 and 2003, respectively, payments of $500,000 and $375,000 were made to WMC and the remaining
          $375,000 was paid in July 2004.

                         In January 2004, the Company entered into a second
          sponsored research agreement, as amended, with WMC for three years ending in October 2007. The Company has agreed to sponsor research in other uses of certain oncological technologies for an aggregate of
          $1,000,000 - of which $75,000 was paid in July 2004, and $112,500 was payable in November 2004 of which only $62,500 was paid at December
          31, 2004 and $10,000 was paid in January 2005. The unpaid balance due under the terms of the contract is included as a liability on the accompanying financial statements. On March 1, 2005 the agreement was amended for the remaining balance to be paid as follows; $40,000 on
          May 1, 2005, which was paid, $187,500 in July 2005, $312,500 in
          December 2005 and $312,500 in December 2006. The Company, in return for its research funding, received a first right of refusal to acquire a royalty-bearing license to market the technology developed by the researchers.

                         The Company or WMC may cancel the agreement with prior
          notice. If cancelled, the Company would not be liable for any further payments but WMC can use all monies paid to meet its commitments to third parties involved in the R&D. Based upon budgets submitted by the chief R&D investigator for WMC, all funds have been committed for expenditure.

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-8

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES.
                (Continued)

          (i) Sponsored Research and Development Costs: (Continued)

                         Although the pro rata amortization of the entire R&D
          cost is less than the amounts paid in fiscal 2002, 2003, 2004 and
          2005, management, because there is no evidence that the R&D will result in a commercially viable product, has charged the entire scheduled payments to operations at the earlier of when paid or scheduled to be paid. If the R&D was charged to operations ratably, the net loss and R&D expense in 2002 would be reduced by $250,000 with an increase in prepaid expenses, working capital, total assets and stockholders' equity of $250,000. In each of fiscal 2004 and 2003, there would be no effect to the results of operations but the prepaid expenses, working capital, total assets and stockholders' equity would be increased by the same $250,000. In the three months ended March 31,
          2005 and 2004, the effect of pro rata amortization would be a charge to operations of $187,500 and $93,750, respectively; and working capital, total assets and stockholder's equity would be increased by
          $62,500 at March 31, 2005.

                         Each of the license agreements provides the Company
          with an exclusive license to the technology developed under the research and development agreement. The Company paid an initial license fee of $50,000 in fiscal 2002 for the first research license and $50,000 in 2004 for the second research license. As there is no evidence that any technology developed from the research will be commercially viable, management charged the initial payments to operations in the period paid. The license agreements require additional payments upon the attainment of certain milestones - e.g., initiation of clinical trials and FDA or equivalent approval of products developed. If all milestones are attained, then the Company would be required to pay an aggregate of $2,187,500 for the licenses.
          Additionally, the agreements require the Company to reimburse WMC for certain costs incurred in obtaining patents for any technology developed through the sponsored research. Fees for patent attorneys of
          $52,146 in 2002 and $7,682 in 2003, $49,295 in 2004 and $13,871 and
          $1,030 in the three months ended March 31, 2005 and 2004,
          respectively, were charged to operations.

                (e) Deferred Registration Costs:

                         Costs incurred in connection with the proposed initial
          sale of the Company's securities to the public of $231,134 have been offset against the proceeds from the sale of the securities and charged to additional paid-in capital.

                (f) Recently Issued Accounting Pronouncements:

                         On December 16, 2004, the Financial Accounting
          Standards Board (FASB) issued SFAS No. 123(R), "Share-Based Payment", which is a revision of SFAS No. 123 and superseded APB Opinion No. 25.
          SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant, and to be expensed over the applicable vesting period. The Company will be required to comply with SFAS No. 123(R)
          for all financial periods commencing after December 15, 2005.

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-9

                         Management believes the adoption of this pronouncement
          will not have a material impact on the Company.

NOTE  2  -      SUMMARY OF SIGNIFICANT AND CRITICAL ACCOUNTING POLICIES.
                (Continued)

          (j) Earnings Per Share:

                         The Company adopted Statement of Financial Accounting
          Standards No. 128, "Earnings Per Share". Basic earnings per share is based on the weighted effect of all common shares issued and outstanding, and is calculated by dividing net income available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share, which is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares that would be issued assuming conversion of all potentially dilutive securities outstanding, is not presented as it is anti-dilutive.

NOTE  3  -      RELATED PARTY TRANSACTIONS.

                           Liabilities to related parties consist of the
          following at December 31, 2004 and 2003:

                                                  March 31,   December 31,
                                                     2005        2004
                                                     ----        ----

Notes Payable - Stockholders                      $  700,000   $  700,000
                                                  ==========   ==========

Accrued Expenses and other current Liabilities:
         Accrued salaries                         $  277,500   $  225,000
         Consulting fees                             153,000      127,000
         Professional fees                            17,930       17,683
         Interest                                    241,826      208,388
         Sundry operating expenses                     7,495        3,000
                                                  ----------   ----------
                                                  $  697,751   $  581,071
                                                  ==========   ==========

Total Related Party Liabilities                   $1,397,751   $1,281,071
                                                  ==========   ==========

                (a) Notes Payable - Chairman:

                         In July 2002, a founding shareholder and the Chairman
          of the Company personally paid $350,000 to WMC on behalf of the
          Company in partial satisfaction of the Company's commitment to fund research under the sponsored research and development agreement. The
          Company issued this director its 15% interest bearing note payable on
          August 17, 2002. The director agreed to extend the due date initially to March 31, 2003, then to June 30, 2003, then to September 30, 2003, then to March 31, 2004, then to May 31, 2004 and currently to
          September 30, 2005. During 2004 and 2003, $150,000 and $75,000,
          respectively, of loan principal was repaid. In return for the director's extension of the note from March 31, 2003 to June 30, 2003, the Company issued this director 5,000,000 shares of its common stock whose fair value at the date of issuance was $250,000 which was charged to operations in 2003 as interest expense. The fair value of the shares issued was based upon the per share

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-10

          price which the Company was offering at that time to accredited investors through a private placement of its common stock. Interest expense charged to operations on this debt was $4,688 and $9,740 in the three months ended March 31, 2005 and 2004, respectively. At March
          31, 2005 and December 31, 2004, the director was owed accrued interest of $110,670 and $105,982, respectively, on this indebtedness which is included in the accompanying financial statements under the caption accrued expenses - related parties.

NOTE  3  -      RELATED PARTY TRANSACTIONS.  (Continued)

                (b) Notes Payable - Others - Subject to Rescission:

                         In November 2003, the Company commenced a $500,000
          private placement of its 20% interest bearing notes to accredited investors. On May 31, 2004 the total note private placement was increased to $1,000,000. Through June 25, 2004 when the private placement was terminated, eight stockholders and a personal friend of the Company's CEO acquired eleven (11) notes aggregating $800,000.
          Management of the Company offered the notes to only accredited individuals, all but one of whom were stockholders at the time they were offered these notes. Management did not seek investors outside of its own stockholders and a few other individuals who are longstanding business associates of the Company's officers. Management of the
          Company did not solicit any other person to buy these notes. Interest charged to operations during the three months ended March 31, 2005 and
          2004 was $28,750 an $4,068, respectively. Included in accrued expenses
          - related parties at March 31, 2005 and December 31, 2004 is unpaid interest on the notes of $131,156 and $102,406. During 2004 $125,000 of the notes was repaid.

                (c) Legal Fees:

                         The Company's general and securities counsel is an
          original shareholder of the Company. During the period from inception to March 31, 2005, these attorneys rendered services aggregating
          $232,242. $36,460 of the total was charged to additional paid-in capital for legal services rendered in connection with the Company's private placements of its common stock. $75,226 is for legal services in connection with the Company's initial offering of its securities to the public. The remainder was for general corporate matters of which
          $15,247, $38,589, $7,603 and $51,243 was charged to operations in fiscal in 2005, 2004, 2003 and 2002, respectively. A portion, $11,841, of these legal fees was paid by a director of the Company who was subsequently reimbursed by the Company in September 2002. At March 31,
          2005 and December 31, 2004, unpaid fees aggregated $17,930 and
          $17,683, respectively, and are included in accrued expenses - related parties.

                (d)        Consulting Agreement:

                         The Company in January 2004 retained the services of
          its Chairman to assist senior management in identifying opportunities and developing strategies to enhance the Company's value through a five year consulting agreement. The Chairman will receive $120,000 annually for his services and a monthly car allowance of $1,000. At
          March 31, 2005 and December 31, 2004, the Chairman is owed $150,000 and $120,000, respectively, for his consulting services and $6,000 and
          $3,000 for his car allowance. These liabilities are included in accrued expenses - related parties at March 31, 2005 and December 31,
          2004.

                       SEE NOTES TO FINANCIAL STATEMENTS

                                      F-11

                (e) Placement Agent Fees:

                         The Company's president controlled a corporate
          placement agent which placed the Company's two private sales of its common stock to accredited investors. The placement agent firm received $9,500 in 2001, $25,000 in 2002, $70,950 in 2003 and $0 in
          2004 and 2005, in commissions and fees for its services.

NOTE  3  -      RELATED PARTY TRANSACTIONS.  (Continued)

                (f) Lease:

                         The Company leases its Stamford, Connecticut premises
          from a corporation whose Chairman and CEO is the Company's Chairman.
          The lease commenced in March 2004 and is for one year which is automatically renewable for an additional one year term. Rental is
          $350 per month. During the three months ended March 31, 2005 rent charged to operations was $1,050 which remains unpaid at March 31,
          2005 and is included in accrued expenses - related parties. This lessor also charged the Company for office expenses of $821 during the current period of which $588 remains unpaid at March 31, 2005 and is included in accrued expenses - related parties.

                (g)      Employment Contract:

                         The Company entered into a four year employment
          contract with its CEO on January 1, 2004. The CEO is to be paid
          $250,000 annually, an automobile allowance of $12,000 annually plus all other benefits which are or will be provided to other executive officers and employees of the Company. Additionally, the CEO is to receive annually a cash incentive bonus equal to 1% of the after-tax net income of the Company as defined. At March 31, 2005 and December
          31, 2004, respectively, the CEO is owed $277,500 and $225,000 of his salary which is included in accrued expense - related parties. The CEO was paid in 2004 $15,530 in reimbursement of telephone costs and medical and disability insurance expenses he had previously paid on of behalf of the Company.

NOTE  4  -      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES.

                         Accrued expenses and other current liabilities consist
          of the following at:

                                  March 31,      December 31,
                                     2005            2004
                                     ----            ----

Professional fees                  $67,157          $34,677
Due to placement agent              21,825           19,175
Payroll taxes                          317            3,872
Franchise taxes payable              1,637            1,637
Sundry operating expenses            6,722           16,400
                                   -------          -------
                                   $97,658          $75,761
                                   =======          =======

NOTE  5  -      INCOME TAXES.

                         The Company does not have any currently payable or
          deferred federal or local tax benefit since its inception to March 31,
          2005. At March 31, 2005, the Company had federal and state net operating loss carry forwards amounting to

                      SEE NOTES TO FINANCIAL STATEMENTS

                                      F-12

          approximately $2,605,000 available to reduce future taxable income, of which $633,000 expires in 2022, $700,000 expires in 2023, $1,033,000 expires in 2024 and $239,000 expires in 2025. The Company also has federal research and development tax credits aggregating $256,000 of which $90,000, $68,000 and $98,000 expire in 2022, 2023 and 2024, respectively. Management is unable to determine if the utilization of the future tax benefit is more likely than not to occur and, accordingly, the deferred federal and state tax assets of
          approximately $94,000 and $1,289,000 at March 31, 2005 and December
          31, 2004 have been fully reserved.

NOTE  5  -      INCOME TAXES.  (Continued)

          A reconciliation of the actual tax provision to the expected statutory rate is as follows:



                                               For the Three Months Ended March 31,          Cumulative From
                                         -------------------------------------------         (Inception) To
                                                  2005                     2004              March 31, 2005
                                         ---------------------    -------------------    ---------------------

Loss before income taxes                  ($239,344)              ($280,520)              ($3,206,589)
                                         ----------               ----------              ------------

Expected statutory tax benefits           (81,000)    -34.0%    (95,000)   -34.0%     (1,090,000)  -34.0%
Research credit                                   -       0.0%            -      0.0%       (169,000)   -5.3%
State tax benefit net of federal tax      (13,000)     -5.4%    (18,000)    -6.4%       (124,000)   -3.9%
Tax asset valuation reserve                  94,000      39.4%      113,000      40.4%      1,383,000     43.1%
                                          ----------               ---------               ----------
Total tax benefit                         $ -                      $ -                      $ -
                                          ==========               =========               ==========


NOTE  6  -        COMMON STOCK.

                         On February 21, 2001, the founding, original
          shareholders, all of whom are accredited investors, subscribed for
          202,700,000 shares of common stock for an aggregate of $20,270 of which $140 was paid in 2001 and the balance in 2002.

                         In payment for administrative services rendered in
          conjunction with the organizing of the Company, four persons received
          450,000 shares of the Company's common stock whose fair value was $45 as determined by the then per share price ($.0001) paid by the founding and original shareholders.

                         In 2003, the Chairman was issued 5,000,000 shares of
          the Company's common stock as compensation for the Chairman's extending the due date of his $350,000 note to June 30, 2003. The fair value of the securities of $250,000 was charged to operations as additional interest expense.

                         The Company in January 2004 issued 500,000 shares of
          its common stock to an individual as an inducement to become a member of the Company's Board of Directors. The fair value of the common shares issued of $125,000 was charged to operations upon issuance. The fair value was based upon the per share value $0.25 ascribed to the
          Company's initial public offering of its securities. See below.

                Private Placements of the Company's Securities:

                         In September 2001, the Company commenced the sale of
          60,000,000 of its unregistered common shares to accredited investors for $.005 per share. The

                      SEE NOTES TO FINANCIAL STATEMENTS

                                      F-13

          Company received $79,309 in proceeds (net of $16,191 in offering costs) in 2001 and $178,095 (net of $23,809 in offering costs) in 2002 from this private offering.

                         In July 2002 the Company commenced another private
          placement of 15,000,000 unregistered shares of its common stock to accredited investors for an aggregate of $750,000 ($.05 per share).
          The Company received $5,115 in net proceeds from the sale of 810,000 shares of its common stock in 2002 and $638,550 in net proceeds from the sale of 14,190,000 shares of its common stock in 2003.

NOTE  6  -        COMMON STOCK.  (Continued)

                         In November 2003 the Company commenced an offering for
          up to $500,000 of its 20% interest bearing one year unregistered notes to accredited investors. The offering amount was increased to
          $1,000,000. The note offering was to expire on February 3, 2004 but was extended to February 29, 2004 and further extended until its termination on June 25, 2004. Through June 25, 2004 eleven notes in the amount of $800,000 were sold. These notes were offered to all accredited individuals, all but one whom are stockholders of the
          Company. The Company did not go out into the open market to solicit individuals to buy these notes

                         In April 2005 the Company commenced a private placement
          of up to 2,750,000 shares of its unregistered common stock to accredited investors at $0.10 per share. Through May 9, 2005, eleven investors have purchased an aggregate of 750,000 common shares for
          $75,000.

         Initial Sale of the Company's Securities to the Public:

                         The Company entered into an agreement with a placement
          agent to offer for sale to the public, on a best efforts basis, up to
          20,000,000 units of the Company's securities to the public at a purchase price of $0.25 per unit. Through February 15, 2005, the date the offering was terminated, the Company has received $727,500 in gross proceeds from the sale of 2,910,000 units of securities to the public. Each unit consists of one share of the Company's common stock, one Class A warrant to buy a share of the Company's common stock at
          $.50 and two Class B warrants to each purchase one share of the
          Company's common stock for $1.00. The Company paid a placement agent commission of 8% of the proceeds ($58,200) of all the units placed by the placement agent and a non-accountable expense allowance of 3% of the proceeds ($21,825) of all the shares placed by the placement agent which were charged to Additional paid-in capital. The expense allowance was not paid at March 31, 2005 and is included in accrued expenses. Upon the sale of the units, deferred offering costs of
          $231,134 were charged to additional paid-in capital. In addition to the placement agent's cash compensation, the Company agreed to give the placement agent warrants to purchase up to 1,600,000 units at a purchase price of $.3125 per unit which will be exercisable for a period of 5 years, which means that the placement agent will receive a warrant to purchase one unit for every 12.5 units sold by the placement agent. At March 31, 2005, the placement agent has not has not been issued nor has it exercised the 204,200 placement agent warrants that it is entitled to receive. The placement agent's warrants and the underlying shares of common stock will not be registered at the time of grant.

                      SEE NOTES TO FINANCIAL STATEMENTS

                                      F-14

NOTE  7  -        COMMITMENTS AND CONTINGENCIES.

           (a) Sponsored Research and License Agreements.

                         In June 2002, the Company simultaneously entered into a
           three year Sponsored Research Agreement with the Weill Medical
           College of Cornell University ("WMC") and a license agreement with
           Cornell Research Foundation, Inc., a subsidiary of Cornell University
           ("Cornell"). In January 2004, the Company entered into a three year
           Sponsored Research Agreement with WMC which became effective on
           October 1, 2004. In July 2004, the Company executed an Amendment to the License Agreement. The agreements require the Company to fund the research for a medical compound which has certain derivatives that are (i) directed towards the treatment of cancer as a site directed chemotherapeutic agent that selectively attacks only cancer cells through a specific delivery device depending on the organ in which the cancer is located in the body and (ii) directed towards anti-HIV activity which could be used either systematically as an AIDS therapy, or locally as a microbicide to prevent the sexual acquisition of HIV. In return for the research funding the Company became the exclusive licensee for the commercial use of any product derived from the research.

                         In January 2004, the Company entered into a second
          sponsored research agreement, as amended, with WMC for three years ending in October 2007. The Company has agreed to sponsor research relating to betulinol derivatives intended to be used to treat
          HIV/AIDS for an aggregate of $1,000,000, of which $75,000 was paid in
          July 2004, and $112,500 was payable in November 2004 of which $40,000 was not paid at December 31, 2004 and is included as a liability on the accompanying financial statements at December 31, 2004. On March
          1, 2005 the agreement was amended for the remaining balance to be paid as follows: $40,000 on May 1, 2005, $187,500 in July 2005, $312,500 in
          December 2005 and $312,500 in December 2006. The Company, in return for its research funding, received a first right of refusal to acquire a royalty-bearing license to market the technology developed by the researchers.

                           Under the License Agreement, the Company is required
          to pay a portion of any costs associated with obtaining patents on the technology derived from the research. In order for the Company to maintain its exclusive license arrangement, as amended, the Company must make additional payments when and if certain milestones are achieved. The milestones and the amounts due are as follows:

                  Submission of Investigative New Drug
                    Application to the FDA or equivalent      $    50,000
                  Initiation of Phase I Clinical Trial             62,500
                  Initiation of Phase II Clinical Trial           125,000
                  Initiation of Phase III Clinical Trial          200,000
                  FDA or Equivalent Body Approval               1,000,000
                  First Anniversary after FDA Approval            750,000

                         The amended license agreement required non-refundable
          initial payments of $50,000 in 2002 for the cancer therapeutic technology license and $50,000 paid in 2004 for the HIV license. The term of the license extends up to the expiration date of any patent granted from the R&D technology. The license requires the Company to make royalty payments of up to 7% from the sale of any product developed through the R&D technology. Commencing one year after the first sale of any R&D related product, the Company is required to make annual minimum royalty payments of

                      SEE NOTES TO FINANCIAL STATEMENTS

                                      F-15

          $100,000 for as long as the Company remains licensee. Cornell is also entitled to a percentage of the proceeds received by the Company from its sub-licensees and from the sale or transfer of any part of its rights and interest in the license. The Company may terminate the license agreement at any time provided that all amounts owed under the agreement are paid and that the sale of all products developed from the R&D technology by the Company or its sub-licensees must cease and the license is returned to Cornell.

NOTE  7  -      COMMITMENTS AND CONTINGENCIES.  (Continued)

                (a) Sponsored Research and License Agreements. (Continued)

                         Although it is impractical to predict when, or if, each
          of the milestones may be achieved, it is likely that FDA approval, if it is ever achieved, will not occur until 2011. The Company has committed to Cornell to spend an aggregate of $10,000,000 by December
          31, 2008 for the development of the technology.

                (b) Lease:

                         The Company and a corporation controlled by the lead
          researcher employed by WMC to undertake the sponsored research have entered into an arrangement whereby the Company is entitled to use the researcher's apartment in New York City for $1,500 per month through
          July 2004. The arrangement provides for automatic yearly renewals. The researcher has agreed to credit the company for its use fee any and all furnishings the company purchases for use in the apartment. The
          Company in 2004 and 2003 acquired $6,387 and $45,494 of furnishings and improvements to the apartment and received a credit from the owner of $4,500 for the three months ended March 31, 2005 and 2004. At
          December 31, 2004 and March 31, 2005, the balance of the furnishings costs was included in deferred rent.

                         Commencing in March 2004, the Company also occupies
          office space in Stamford, Connecticut for $350 per month. The office is leased from a corporation whose CEO is the Company's Chairman on an annual basis. The lease term is one year and shall automatically renew for one year terms unless terminated in writing by either party. Rent charged to operations in 2005 was $1,050.

                 (c) Employment and Consulting Agreements:

                         The Company has an employment agreement with its CEO
          and a consulting Agreement with its Chairman. See Note 3. The Company also has a consulting agreement with the chief research investigator whereby the investigator receives $1,000 per day for attendance at meetings that management requires his presence. During the current three month period, $3,000 in consulting fees was charged to operations and included in accrued expenses at March 31, 2005. During the three months ended March 31, 2004, no fee was charged to operations. In fiscal 2004, 2003, and 2002 the investigator was paid
          $7,000, $3,000 and $5,000 respectively.

                      SEE NOTES TO FINANCIAL STATEMENTS

                                      F-16

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Certificate of Incorporation (the "Certificate") of the Registrants
provides that, except to the extent prohibited by the Delaware General
Corporation Law, as amended (the "DGCL"), the Registrant's directors shall not be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as directors of the Registrant. Under the DGCL, the directors have a fiduciary duty to the Registrant which is not eliminated by this provision of the Certificate and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available. In addition, each director will continue to be subject to liability under the DGCL for breach of the director's duty of loyalty to the Registrant, for acts or omissions which are found by a court of competent jurisdiction to be not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are prohibited by the DGCL. This provision also does not affect the directors'
responsibilities under any other laws, such as the Federal securities laws or state or Federal environmental laws. The Registrant has applied for liability insurance for its officers and directors.

         Section 145 of the DGCL empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under
Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, any agreement, a vote of stockholders or otherwise. The
Certificate eliminates the personal liability of directors to the fullest extent permitted by Section 102(b)(7) of the DGCL and provides that the Registrant may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding
(whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         At present, there is no pending litigation or proceeding involving any director, officer, employee or agent as to which indemnification will be required or permitted under the Certificate. The Registrant is not aware of any threatened litigation or proceeding that may result in a claim for such indemnification.

ITEM 25:  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Not applicable.

                                      II-1

ITEM 26:  RECENT SALES OF UNREGISTERED SECURITIES.

         In payment for administrative services rendered in conjunction with the organizing of the Registrant, between June 30, 2001 and June 30, 2003 six persons received 450,000 shares of the Registrant's common stock whose fair value was $45 as determined by the then per share price ($.0001) paid by the founding and original shareholders.

         In July 2002 the Registrant commenced another private placement of
15,000,000 unregistered shares of its common stock to accredited investors for an aggregate of $750,000 ($.05 per share). The Registrant received $5,115 net proceeds from the sale of 810,000 shares of its common stock in 2002 and
$638,550 in net proceeds from the sale of 14,190,000 share of its common stock in 2003. These shares of common stock were issued in reliance on the exemption from registration provided by Rule 506 of the Securities Act of 1933, as amended.

         In March 2003 the Registrant issued Mr. San Antonio 5,000,000 shares of its common stock as consideration for the extension of the Registrant's repayment of Mr. San Antonio's loan to the Registrant from March 31, 2003 to
June 30, 2003.

         Commencing in November 2003 through June 25, 2004 the Registrant borrowed $800,000 from accredited investors by issuing 11 promissory notes each bearing interest at a rate of 20% per annum, and each due with interest one year from the date issued. The note offering was terminated on June 25, 2004. The
Registrant repaid $225,000 of these loans as follows: One note for $25,000 was fully repaid without interest and the interest was agreed to be paid by
September 30, 2005; as to another note for $500,000, $200,000 was repaid and the balance and interest was agreed to paid by June 25, 2005. Maturity dates on the other notes that became due were extended until September 30, 2005.

         These notes were offered to all accredited individuals, all but one whom were our stockholders at the time they were offered these notes. The
Registrant did not seek investors outside of our own stockholders and a few other individuals who are longstanding business associates of our officer. The
Registrant did not use this registration statement as part of a solicitation for the sale of the notes. The $800,000 of notes were sold in what the Registrant believes was an exempt private offering because the Registrant believes it complied with the rules contained in Regulation D under the Securities Act of
1933, as amended. Moreover, the Registrant's management believes that its note offering could not be integrated under applicable rules with this offering.
Nevertheless, either the Securities and Exchange Commission, a state securities regulator or one or more of the note holders from the note offering may at some time assert the position that the note offering was an unregistered public offering. If such position were to prevail, several possible consequences might ensue, including rescission or enforcement proceedings involving the Registrant and its principals.

         The Registrant in January 2004 issued 500,000 shares of its common stock to an individual as an inducement to become a member of the Registrant's
Board of Directors.

         On April 14, 2005 the Registrant commenced a private offering of
2,750,000 unregistered shares of its common stock to accredited investors for an aggregate of $275,000 ($.10 per share). As of May 23, 2005, the Registrant has received $112,500 net proceeds from the sale of 1,125,000 shares of its common stock to 18 investors. These shares of common stock were issued in reliance on the exemption from registration provided by Rule 506 of the Securities Act of
1933, as amended.

                                      II-2

ITEM 2.7  EXHIBITS AND REPORTS ON FORM 8-K

Exhibit No.       Description of Exhibit
--------------------------------------------------------------------------------

3.1               Articles of Incorporation of the Company (incorporated herein by reference to the Company's Form SB-2 filed with the
                  Securities and Exchange Commission (File No. 333-113734)).

3.2               By-laws of the Company (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange
                  Commission (File No. 333-113734)).

4.1               Specimen Common Stock Certificate of the Company (incorporated herein by reference to the Company's Form SB-2 filed with the
                  Securities and Exchange Commission (File No. 333-113734)).

4.2               Specimen Class A Warrant Certificate of the Company
                  (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No.
                  333-113734)).

4.3               Specimen Class B Warrant Certificate of the Company
                  (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No.
                  333-113734)).

5.1               Opinion regarding Legality.

10.1              Employment Agreement dated January 1, 2004, by and between the
                  Company and Robert M. Cohen (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and
                  Exchange Commission (File No. 333-113734)).

10.2              Sponsored Research Agreement, dated June 19, 2002, by and
                  between the Company and Weill Medical College of Cornell
                  University (incorporated herein by reference to the Company's
                  Form SB-2 filed with the Securities and Exchange Commission
                  (File No. 333-113734)).

10.3              Sponsored Research Agreement dated January 21, 2004, by and between the Company and Weill Medical College of Cornell
                  University (incorporated herein by reference to the Company's
                  Form SB-2 filed with the Securities and Exchange Commission
                  (File No. 333-113734)).

10.4              Exclusive License Agreement dated June 19, 2002, by and
                  between the Company and Cornell Research Foundation, Inc.
                  (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No.
                  333-113734)).

                                      II-3

10.5              Form Lock-Up Agreement between the Company and the non-public stockholders (incorporated herein by reference to the
                  Company's Form SB-2 filed with the Securities and Exchange
                  Commission (File No. 333-113734)).

10.6              Schedule 10.6 identifying lock-up agreements that are
                  substantially similar to Exhibit 10.5 in all material respects except to the parties thereto and the amount of shares of
                  common stock of the company that are locked up (incorporated herein by reference to the Company's Form SB-2 filed with the
                  Securities and Exchange Commission (File No. 333-113734)).

10.7              Consulting Agreement dated September 1, 2002, by and between the Company and Dr. Brij B. Saxena (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No. 333-113734)).

10.8              Consulting Letter Agreement dated January 1, 2004, by and
                  between the Company and Joel San Antonio (incorporated herein by reference to the Company's Form SB-2 filed with the
                  Securities and Exchange Commission (File No. 333-113734)).
                  10.9 Specimen Promissory Note for Loan to the
                  Company(incorporated herein by reference to the Company's Form
                  SB-2 filed with the Securities and Exchange Commission (File
                  No. 333-113734)).

10.10             Schedule 10.10 identifying promissory notes that are
                  substantially similar to Exhibit 10.9 in all material respects except to the parties thereto, the date of the note and the amount of the loan (incorporated herein by reference to the
                  Company's Form SB-2 filed with the Securities and Exchange
                  Commission (File No. 333-113734)).

10.11             Promissory Note in favor of Joel San Antonio dated July 18,
                  2002, as amended (incorporated herein by reference to the
                  Company's Form SB-2 filed with the Securities and Exchange
                  Commission (File No. 333-113734)).

10.12             Agreement of Use, dated March 8, 2004, by and between the
                  Company and Warrantech Corporation (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No. 333-113734)).

10.13             First Amendment to Exclusive License Agreement by and between the Company and Cornell Research Foundation, Inc. dated July
                  30, 2004 (incorporated herein by reference to the Company's
                  Form SB-2 filed with the Securities and Exchange Commission
                  (File No. 333-113734)).

10.14             Letter Agreement by and between the Company and Weill Medical
                  College of Cornell University dated July 9, 2004 (incorporated herein by reference to the

                                      II-4

                  Company's Form SB-2 filed with the Securities and Exchange
                  Commission (File No. 333-113734)).

10.15             Warrant Agreement, dated August 12, 2004, between the Company and American Stock Transfer and Trust Company (incorporated herein by reference to the Company's Form SB-2 filed with the
                  Securities and Exchange Commission (File No. 333-113734 )).

10.16             Placement Agent Registration Rights Agreement, dated August
                  12, 2004, between the Company and Hudson Securities, Inc.
                  (incorporated herein by reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No.
                  333-113734)).

10.17             Form of Placement Agent Warrant (Incorporated herein by
                  reference to the Company's Form SB-2 filed with the Securities and Exchange Commission (File No. 333-113734 )).

10.18             Letter Agreement by and between the Company and Weill Medical
                  College of Cornell University dated March 1, 2005.
                  (Incorporated herein by reference to the Company's Annual
                  Report filed on Form 10-KSB for period ended December 31,
                  2004, (file no. 333-113734))

10.19             Specimen Allonge to Promissory Note for Loan to the Company.
                  (Incorporated herein by reference to the Company's Annual
                  Report filed on Form 10-KSB for period ended December 31,
                  2004, (file no. 333-113734))

10.20             Schedule 10.20 identifying allonges to promissory notes that are substantially similar to Exhibit 10.19 in all material respects except to the parties thereto, the date of the
                  extension of the maturity date of the note and the amount of the loan. (Incorporated herein by reference to the Company's
                  Annual Report filed on Form 10-KSB for period ended December
                  31, 2004, (file no. 333-113734))

10.21             Consulting Agreement by and between the Company and Michael G.
                  Palfreyman dated April 1, 2005. (Incorporated herein by
                  reference to the Company's Annual Report filed on Form 10-QSB for period ended March 31, 2005, (file no. 333-113734))

23.1              Consent of Weinick Sanders Leventhal & Co., LLP

                                      II-5

23.2              Consent of Tannenbaum Helpern Syracuse & Hirschtritt LLP
                  (included in Exhibit 5.1)

(b)      Reports on Form 8-K.

            NONE.

                                      II-6

ITEM 28:  UNDERTAKINGS

A. Registrant hereby undertakes:

                  a. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (1) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (2) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement
                  (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental
                  change in the information set forth in the registration
                  statement;

                           (3) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such
                  information in the registration statement.

                  b. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  c. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       The small business issuer will provide to the placement agent at the closing specified in the placement agent agreement certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

C.       Insofar as indemnification for liabilities arising under the Securities
         Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities
(other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      II-7

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on May 26, 2005.

                               Marc Pharmaceuticals, Inc.

                               By: /s/Robert M. Cohen
                                  --------------------
                               Name:  Robert M. Cohen
                               Title: Chief Executive Officer, Chief Financial
                               Officer, President and Secretary

         In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

By: /s/ Joel San Antonio                                 Date:  May 26, 2005
   ---------------------
Name:  Joel San Antonio
Title: Director, Principal Accounting Officer

By: /s/ William Tweed                                    Date:  May 26, 2005
   ------------------
Name:  William Tweed
Title: Director

                                      II-8